UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

RPM INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Thomas C. Sullivan
     Chairman

August 20, 2007

To RPM International Stockholders:

I would like to extend a personal invitation for you to join us at this year’s Annual Meeting of RPM Stockholders which will be held at 2:00 p.m., Eastern Daylight Time, Thursday, October 4, 2007, at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio.

At this year’s Annual Meeting, in addition to voting on the election of four Directors, you will vote on a proposal to approve and adopt the Amended and Restated 1995 Incentive Compensation Plan and a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2008. We also look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on August 31. As in the past, there will be an informal discussion of the Company’s activities, during which time your questions and comments will be welcomed.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

Sincerely yours,

Thomas C. Sullivan

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Annual Meeting of Stockholders to be held on October 4, 2007
VOTING RIGHTS
STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Report of the Compensation Committee
Summary Compensation Table for Fiscal 2007
Grants of Plan-Based Awards For Fiscal 2007
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Option Exercises and Stock Vested During Fiscal 2007
Pension Benefits for Fiscal 2007
Nonqualified Deferred Compensation for Fiscal 2007
Other Potential Post-Employment Compensation
Estimated Payments on Termination or Change in Control
DIRECTOR COMPENSATION
RELATED PERSON TRANSACTIONS
FORWARD-LOOKING STATEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TWO APPROVAL AND ADOPTION OF RPM INTERNATIONAL INC. AMENDED AND RESTATED 1995 INCENTIVE COMPENSATION PLAN
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS

2628 PEARL ROAD  •  P.O. BOX 777
MEDINA, OHIO 44258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is Hereby Given that the Annual Meeting of Stockholders of RPM International Inc. will be held at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 4, 2007, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

(1)	To elect four Directors in Class I for a three-year term ending in 2010;

(2)	To approve and adopt the RPM International Inc. Amended and Restated 1995 Incentive Compensation Plan;

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2008; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Holders of shares of Common Stock of record at the close of business on August 10, 2007 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

Edward W. Moore
   Secretary

August 20, 2007

Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

2628 PEARL ROAD  •  P.O. BOX 777
MEDINA, OHIO 44258

PROXY STATEMENT

Mailed on or about August 20, 2007

Annual Meeting of Stockholders to be held on October 4, 2007

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM International Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held on October 4, 2007, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted (i) FOR the election of the four nominees listed on the Proxy; (ii) FOR approving and adopting the RPM International Inc. Amended and Restated 1995 Incentive Compensation Plan; and (iii) FOR ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2008.

Any person giving a Proxy pursuant to this solicitation may revoke it. A stockholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, electronic means and personal interview.

VOTING RIGHTS

The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on August 10, 2007. On that date, the Company had 121,279,505 shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies, which are marked, with respect to the election of Directors, “withheld” will be counted as shares present for the purpose of determining whether a quorum is present.

Nominees for election as Directors receiving the greatest number of votes will be elected Directors. Broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

We recently amended our Corporate Governance Guidelines to include a majority voting policy, which sets forth our procedures if a Director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, the Board expects any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation following certification of the stockholder vote. The Board shall fill Board vacancies and new Directorships and shall nominate for election or re-election as Director only candidates who agree to tender their resignations in such circumstances. The Governance and Nominating Committee will act on an expedited basis to determine whether to accept a Director’s resignation tendered in accordance with the policy and will make recommendations to the Board for its prompt consideration with respect to any such letter of resignation. For the full details of our majority voting policy, which is part of our Corporate Governance Guidelines, please see our Corporate Governance Guidelines which are available on our website at www.rpminc.com.

Pursuant to the Company’s Amended and Restated By-Laws, proposals other than the election of Directors and matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Amended and Restated Certificate of Incorporation of the Company, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 2007, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables below and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her respective name. The address of each Director nominee, Director and executive officer is 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

	Number of Shares	Percentage of
	of Common Stock	Shares of
Name of Beneficial Owner	Beneficially Owned(1)	Common Stock(1)

Capital Research and Management Company(2)	12,635,120	10.6%
Barclays Global Investors, NA(3)	6,260,300	5.3
Edward B. Brandon(4)	33,416	*
Bruce A. Carbonari(5)	8,380	*
David A. Daberko(6)	0	*
Paul G. P. Hoogenboom(7)	170,892		.1
James A. Karman(8)	158,059		.1
Robert L. Matejka(9)	192,549		.2
Donald K. Miller(10)	43,500	*
Frederick R. Nance(11)	0	*
William A. Papenbrock(12)	25,442	*
Charles A. Ratner(13)	4,700	*
Ronald A. Rice(14)	244,758		.2
Frank C. Sullivan(15)	922,320		.8
Thomas C. Sullivan(16)	231,420		.2
William B. Summers, Jr.(17)	16,700	*
Jerry Sue Thornton(18)	8,392	*
P. Kelly Tompkins(19)	260,318		.2
Joseph P. Viviano(20)	18,500	*
All Directors and executive officers as a group (seventeen persons including the directors and executive officers named above)(21)	2,543,225	2.1

*	Less than .1%.

(1)	In accordance with Securities and Exchange Commission (“Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after May 31, 2007, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	According to a Schedule 13G filed with the Commission on March 3, 2007, Capital Research and Management Company, as of February 28, 2007, has sole voting power over 4,300,900 shares of Common Stock, and sole dispositive power over 12,635,120 shares of Common Stock shown in the table above. Capital Research and Management Company is located at 333 South Hope Street, Los Angeles, California 90071.

(3)	According to a Schedule 13G filed with the Commission on January 23, 2007, (i) Barclays Global Investors, NA has sole voting power and sole dispositive power with respect to 2,029,994 and 2,560,895, respectively, and beneficially owns 2,560,895 of these shares, and (ii) Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to, and beneficially owns, 3,699,405 of these shares. Barclays Global Investors, NA and Barclays Global Fund Advisors are located at 45 Fremont Street, San Francisco, California 94105.

(4)	Mr. Brandon is a Director of the Company. Mr. Brandon is retiring from the Board of Directors as of the date of this year’s Annual Meeting.

(5)	Mr. Carbonari is a Director of the Company.

(6)	Mr. Daberko is a Director nominee of the Company. While Mr. Daberko did not beneficially own any shares of Common Stock as of May 31, 2007, he acquired 1,000 shares of Common Stock on August 1, 2007.

(7)	Mr. Hoogenboom is an executive officer of the Company. His ownership is comprised of 69,177 shares of Common Stock which he owns directly, 98,750 shares which he has the right to acquire within 60 days of May 31, 2007 through the exercise of stock options, 1,394 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2007, and approximately 1,571 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan which represents Mr. Hoogenboom’s approximate percentage ownership of the total shares held in the RPM International Inc. 401(k) Plan as of May 31, 2007.

(8)	Mr. Karman is a Director of the Company. Mr. Karman’s ownership is comprised of 99,687 shares of Common Stock which he owns directly and 58,372 shares of Common Stock which are held by a family-owned corporation of which Mr. Karman is an officer and director. Ownership of the shares held by the family-owned corporation is attributed to Mr. Karman pursuant to Commission rules.

(9)	Mr. Matejka is an executive officer of the Company. Mr. Matejka’s ownership is comprised of 77,702 shares of Common Stock which he owns directly, 112,500 shares which he has the right to acquire within 60 days of May 31, 2007 through the exercise of stock options, 1,394 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2007, and approximately 953 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Matejka’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2007. Of the shares beneficially owned by Mr. Matejka, 10,000 shares are pledged as security for a brokerage margin account.

(10)	Mr. Miller is a Director of the Company. Mr. Miller’s ownership is comprised of 18,500 shares of Common Stock which he owns directly and 25,000 shares of Common Stock which are held by a family partnership. Ownership of the shares held by the family partnership is attributed to Mr. Miller pursuant to Commission Rules.

(11)	Mr. Nance was appointed to the Board of Directors on January 26, 2007 to fill the vacancy created by the retirement of Dr. Max D. Amstutz.

(12)	Mr. Papenbrock is a Director of the Company.

(13)	Mr. Ratner is a Director of the Company. Mr. Ratner has elected to receive his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2007, Mr. Ratner had approximately 581 stock equivalent units in the Deferred Compensation Program.

(14)	Mr. Rice is an executive officer of the Company. His ownership is comprised of 89,121 shares of Common Stock which he owns directly, 150,450 shares which he has the right to acquire within 60 days of May 31, 2007 through the exercise of stock options, 1,673 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2007, and approximately 3,514 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Rice’s approximate percentage ownership of the total shares held in the RPM International Inc. 401(k) Plan as of May 31, 2007.

(15)	Mr. Frank C. Sullivan is a Director and an executive officer of the Company. Mr. Sullivan’s ownership is comprised of 404,820 shares of Common Stock which he owns directly, 7,266 shares which he holds as Custodian for his sons, 498,100 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2007 through the exercise of stock options, 6,973 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2007, 1,920 shares of Common Stock which are held in a trust for the benefit of Mr. Sullivan’s sons, and approximately 3,241 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Sullivan’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2007. Ownership of the shares held as Custodian for his sons and those held in a trust for the benefit of his sons are attributed to Mr. Sullivan pursuant to Commission rules.

(16)	Mr. Thomas C. Sullivan is Chairman of the Board of Directors of the Company. Mr. Sullivan’s ownership is comprised of 214,057 shares of Common Stock which he owns directly and 17,363 shares which are owned by his wife. Ownership of the shares of Common Stock held by his wife is attributed to Mr. Sullivan pursuant to Commission rules.

(17)	Mr. Summers is a Director of the Company.

(18)	Dr. Thornton is a Director of the Company. Dr. Thornton has elected to receive her Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2007, Dr. Thornton had approximately 20,809 stock equivalent units in the Deferred Compensation Program.

(19)	Mr. Tompkins is an executive officer of the Company. Mr. Tompkins’s ownership is comprised of 93,268 shares of Common Stock which he owns directly, 162,600 shares which he has the right to acquire within 60 days of May 31, 2007 through the exercise of stock options, 1,673 shares of Common Stock issuable under stock-settled stock appreciation rights currently exercisable or exercisable within 60 days of May 31, 2007, and approximately 2,777 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Tompkins’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2007.

(20)	Mr. Viviano is a Director of the Company. Mr. Viviano has elected to receive his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2007, Mr. Viviano had approximately 5,693 stock equivalent units in the Deferred Compensation Program.

(21)	The number of shares of Common Stock shown as beneficially owned by the Company’s Directors and executive officers as a group on May 31, 2007 includes 1,153,050 shares which the Company’s Directors and executive officers as a group have the right to acquire within 60 days of said date through the exercise of stock options, 14,501 shares which the Company’s Directors and executive officers as a group have the right to acquire within 60 days of said date through the exercise of stock-settled stock appreciation rights granted to them under the Company’s equity and incentive compensation plans, and approximately 14,898 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents the group’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2007.

PROPOSAL ONE

ELECTION OF DIRECTORS

The authorized number of Directors of the Company presently is fixed at twelve, with the Board of Directors divided into three Classes of four Directors each. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Stockholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.

The term of office of Class I of the Board of Directors expires at this year’s Annual Meeting of Stockholders. The term of office of the persons elected Directors in Class I at this year’s Annual Meeting will expire at the time of the Annual Meeting held in 2010. Each Director in Class I will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Directors’ nominees for election as Directors in Class I are David A. Daberko, William A. Papenbrock, Frank C. Sullivan and Thomas C. Sullivan. Each of Messrs. Papenbrock, Frank C. Sullivan and Thomas C. Sullivan currently serves as a Director in Class I. The Company has an informal retirement policy which provides that directors over the age of 75 normally do not stand for reelection. Pursuant to this policy, Edward B. Brandon, a Director in Class I, will retire as a Director effective as of the expiration of his term at the time of this year’s Annual Meeting. To fill the vacancy that will be created by the retirement of Mr. Brandon, the Board, upon the recommendation of the Governance and Nominating Committee, has nominated Mr. Daberko to stand for election as a Director in Class I. Mr. Daberko was initially recommended to the Governance and Nominating Committee by a non-management Director.

The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

NOMINEES FOR ELECTION

David A. Daberko, age 62

Chairman of the Board, National City Corporation. Mr. Daberko earned a bachelor’s degree from Denison University and a master’s degree in Business Administration from the Weatherhead School of Management at Case Western Reserve University. He joined National City Bank in 1968. Mr. Daberko was elected Deputy Chairman of National City Corporation and President of National City Bank in Cleveland in 1987. He served as President and Chief Operating Officer of National City Corporation from 1993 until 1995 when he was named Chairman and Chief Executive Officer. Mr. Daberko retired from the position of Chief Executive Officer of National City Corporation as of July 23, 2007. Mr. Daberko is a director of OMNOVA Solutions Inc. and Marathon Oil Corporation. He is a trustee of Case Western Reserve University, University Hospitals Health System, Hawken School and the Greater Cleveland Partnership.

Shares of Common Stock beneficially owned as of August 20, 2007: 1,000	Nominee to Class I (term expiring in 2010)

William A. Papenbrock, age 68 — Director since 1972

Retired Partner, Calfee, Halter & Griswold LLP, Attorneys-at-law. Mr. Papenbrock received his B.S. degree in Business Administration from Miami University (Ohio) and his LL.B. degree from Case Western Reserve Law School. After serving one year as the law clerk to Chief Justice Taft of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter & Griswold LLP as an attorney in 1964. He became a partner of the firm in 1969 and is the past Vice Chairman of the firm’s Executive Committee. Calfee, Halter & Griswold LLP serves as counsel to the Company.

Shares of Common Stock beneficially owned: 25,442	Nominee to Class I (term expiring in 2010)

Frank C. Sullivan, age 46 — Director since 1995

President and Chief Executive Officer, RPM International Inc. Mr. Frank C. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1987, Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as Regional Sales Manager from 1987 to 1989 at RPM’s AGR Company joint venture. In 1989, he became the Company’s Director of Corporate Development. He became a Vice President of the Company in 1991, Chief Financial Officer in 1993, Executive Vice President in 1995, President in 1999, Chief Operating Officer in 2001 and was elected Chief Executive Officer in October 2002. Mr. Sullivan serves on the boards of The Timken Company, The Cleveland Foundation, the National Paint and Coatings Association, the Cleveland Rock and Roll Hall of Fame and Museum, the Greater Cleveland Partnership, the Ohio Business Roundtable, the Army War College Foundation, Inc. and the Medina County Bluecoats. Frank C. Sullivan is the son of Thomas C. Sullivan.

Shares of Common Stock beneficially owned: 922,320	Nominee to Class I (term expiring in 2010)

Thomas C. Sullivan, age 70 — Director since 1963

Chairman, RPM International Inc. Mr. Thomas C. Sullivan received his B.S. degree in Business Administration from Miami University (Ohio). He joined RPM as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive Vice President in 1969, and in 1971 Mr. Sullivan was elected Chairman of the Board. He also served as President from 1970 to 1978 and Chief Executive Officer from 1971 to 2002. Mr. Sullivan is a Director of Agilysys, Inc. and Kaydon Corporation.

Shares of Common Stock beneficially owned: 231,420	Nominee to Class I (term expiring in 2010)

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER ANNUAL MEETING

Frederick R. Nance, age 53 — Director since 2007

Regional Managing Partner of Squire, Sanders & Dempsey L.L.P., Attorneys-at-law, Cleveland, Ohio, since January 2007. Mr. Nance has also served on the firm’s worldwide, seven-person Management Committee since January 2007. He received his B.A. degree from Harvard University and his J.D. degree from the University of Michigan. Mr. Nance joined Squire, Sanders & Dempsey L.L.P. directly from law school, became partner in 1987 and served as the Managing Partner of the firm’s Cleveland office from March 2002 until January 2007. Mr. Nance serves on the boards of Greater Cleveland Partnership, The Cleveland Foundation, the Cleveland Clinic, BioEnterprise, Inc. and the United Way of Greater Cleveland. Squire, Sanders & Dempsey L.L.P. provides legal services to the Company from time-to-time.

Shares of Common Stock beneficially owned: 0	Director in Class III (term expiring in 2008)

Charles A. Ratner, age 66 — Director since 2005

Chief Executive Officer and President of Forest City Enterprises (FCE), since 1995 and 1993, respectively. Mr. Ratner also serves as a Director of FCE and American Greetings Corporation. Mr. Ratner participates as a trustee of several civic and charitable organizations, including the Mandel Associated Foundations, David and Inez Myers Foundation and University Hospitals of Cleveland. Mr. Ratner is a member of the board of The Musical Arts Association, Greater Cleveland Partnership and the United Way. He serves as a board member and Trustee for the Jewish Community Federation, and is on the Board of Governors for the National Association of Real Estate Investment Trusts.

Shares of Common Stock beneficially owned: 4,700*	Director in Class III (term expiring in 2008)

William B. Summers, Jr., age 57 — Director since 2004

Retired Chairman of McDonald Investments Inc., an investment banking and securities firm and a subsidiary of KeyCorp. Prior to his retirement, Mr. Summers served as Chairman of McDonald Investments Inc. from 2000 to June 2006, and as its Chief Executive Officer from 1994 to 2000. From 1998 until 2000, Mr. Summers served as the Chairman of Key Capital Partners and an Executive Vice President of KeyCorp. Mr. Summers is a Director of Developers Diversified Realty Corporation, Greatbatch, Inc. and Ring 9, Inc. and a member of the Advisory Boards of Molded Fiber Glass Companies and Dix & Eaton Inc.

Shares of Common Stock beneficially owned: 16,700	Director in Class III (term expiring in 2008)

*	Mr. Ratner has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of his Directors’ fees in the form of stock equivalent units. As of May 31, 2007, Mr. Ratner had approximately 581 stock equivalent units in the Deferred Compensation Plan.

Dr. Jerry Sue Thornton, age 60 — Director since 1999

President of Cuyahoga Community College since 1992. From 1985 to 1992, Dr. Thornton served as President of Lakewood Community College in White Bear Lake, Minnesota. She received her Ph.D. from the University of Texas at Austin and her M.A. and B.A. from Murray State University. Dr. Thornton is also a Director of National City Corporation, American Greetings Corporation, American Family Insurance and Applied Industrial Technologies, Inc. Dr. Thornton is also a board member of United Way of Cleveland, Greater Cleveland Partnership and the Rock and Roll Hall of Fame and Museum — Cleveland and New York.

Shares of Common Stock beneficially owned: 8,392*	Director in Class III (term expiring in 2008)

Bruce A. Carbonari, age 51 — Director since 2002

President and Chief Operating Officer, Fortune Brands, Inc., a diversified consumer products company, since January 2007. Previously, he held positions with Fortune Brands business unit, Fortune Brands Home & Hardware LLC, as Chairman and Chief Executive Officer from August 2005 until January 2007 and as President and Chief Executive Officer from January 2001 to August 2005. Prior to joining the Moen business as President and Chief Operating Officer in 1990, Mr. Carbonari was Executive Vice President and Chief Financial Officer of Stanadyne, Inc., Moen’s parent company at that time. He began his career at PricewaterhouseCoopers prior to joining Stanadyne in 1981. Mr. Carbonari also serves on the board of the Rock and Roll Hall of Fame and Museum.

Shares of Common Stock beneficially owned: 8,380	Director in Class II (term expiring in 2009)

James A. Karman, age 70 — Director since 1963

Retired Vice Chairman, RPM International Inc. Mr. Karman holds a B.S. degree from Miami University (Ohio) and an M.B.A. degree from the University of Wisconsin. Mr. Karman taught corporate finance at the University of Wisconsin and was an Investment Manager at The Union Bank & Trust Company, Grand Rapids, Michigan, prior to joining RPM. From October 1973 through September 1978, Mr. Karman served as our Executive Vice President, Secretary and Treasurer and, prior to that time, as Vice President — Finance and Treasurer. From September 1978 to August 1999, he served as our President and Chief Operating Officer. Mr. Karman also served as Chief Financial Officer from October 1982 to October 1993, and again from June 2001 to October 2001. He was Vice Chairman from 1999 to 2002. Mr. Karman is a Director of A. Schulman, Inc.

Shares of Common Stock beneficially owned: 158,059	Director in Class II (term expiring in 2009)

*	Dr. Thornton has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of her Directors’ fees in the form of stock equivalent units. As of May 31, 2007, Dr. Thornton had approximately 20,809 stock equivalent units in the Deferred Compensation Program.

Donald K. Miller, age 75 — Director since 1972

Chairman of Axiom International Investors LLC, an international equity asset management firm, since 1999. From 1986 to 1996, Mr. Miller was Chairman of Greylock Financial Inc., a venture capital firm. Formerly, Mr. Miller served as Chairman and CEO of Thomson Advisory Group L.P. (“Thomson”), a money management firm, from November 1990 to March 1993 and Vice Chairman from April 1993 to November 1994 when Thomson became PIMCO Advisors L.P. Mr. Miller served as Director of PIMCO Advisors, L.P. from November 1994 to December 1997. Mr. Miller is a Director of Layne Christensen Company, a successor corporation to Christensen Boyles Corporation, a supplier of mining products and services, where Mr. Miller served as Chairman from January 1987 through December 1995. Mr. Miller received his B.S. degree from Cornell University and his M.B.A. degree from Harvard University Graduate School of Business Administration.

Shares of Common Stock beneficially owned: 43,500	Director in Class II (term expiring in 2009)

Joseph P. Viviano, age 69 — Director since 2001

Retired Vice Chairman of Hershey Foods, a manufacturer, distributor and marketer of consumer food products. Prior to his retirement, Mr. Viviano served as the Vice Chairman of Hershey Foods from 1999 to March 2000, and as its President and Chief Operating Officer from 1994 to March 1999. Mr. Viviano is also a Director of Chesapeake Corporation, Harsco Corporation and Reynolds American Inc.

Shares of Common Stock beneficially owned: 18,500*	Director in Class II (term expiring in 2009)

*	Effective June 1, 2005, Mr. Viviano has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of his Directors’ fees in the form of stock equivalent units. As of May 31, 2007, Mr. Viviano had approximately 5,693 stock equivalent units in the Deferred Compensation Program.

INFORMATION REGARDING MEETINGS AND COMMITTEES
OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Executive Committee exercises the power and authority of the Board in the interim period between Board meetings. The functions of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are governed by charters that have been adopted by the Board of Directors. The Board of Directors also has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities, and a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers, and employees.

The charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee and the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.rpminc.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Manager of Investor Relations, RPM International Inc., P.O. Box 777, Medina, Ohio 44258. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics granted to any Director or executive officer of the Company, on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.

Board Independence

The Company’s Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Commission, and any other applicable laws, rules and regulations. Pursuant to the NYSE listing standards, the Board has adopted categorical standards (the “Categorical Standards”), which it revised effective April 20, 2005 in light of amendments to the NYSE listing standards, to assist it in making independence determinations. The Categorical Standards specify the criteria by which the independence of the Directors will be determined and meet or exceed the independence requirements set forth in the NYSE listing standards. The Categorical Standards are available on the Company’s website at www.rpminc.com.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM. The Board of Directors also considers transactions, relationships and arrangements between each Director or an immediate family member of the Director and RPM’s senior management.

In July 2007, the Board of Directors performed its annual director independence review for 2008. As part of this review, the Board of Directors considered common public, private and charitable board memberships among our executive officers and Directors, including Dr. Thornton and Messrs. Carbonari, Daberko, Nance, Ratner and Summers. The Board does not believe that any of these common board memberships impair the independence of the Directors. In addition, the Board considered that Mr. Nance is the Regional Managing Partner of Squire, Sanders & Dempsey L.L.P., a law firm that provides legal services to the Company. The Board also considered that Mr. Papenbrock is a retired partner of Calfee, Halter & Griswold LLP, a law firm that provides legal services to the Company. The Board does not believe that either of these law firm relationships impair the independence of the Directors.

In determining the independence of Mr. Daberko, the Board of Directors further considered the stock transfer agent and banking services provided by National City Bank. The Board determined that Mr. Daberko had no material interest in any such transactions.

As a result of this review, the Board of Directors determined that 10 of our 12 current Directors and the Director nominee are independent, and all members of the Audit Committee, the Compensation

Committee and the Governance and Nominating Committee are independent. The Board of Directors determined that Dr. Thornton and Messrs. Brandon, Carbonari, Daberko, Karman, Miller, Nance, Papenbrock, Ratner, Summers and Viviano meet the Categorical Standards and are independent and, in addition, satisfy the independence requirements of the NYSE.

In addition, the Board of Directors determined in early fiscal 2007 that Dr. Max Amstutz (who retired in January 2007) was independent under those standards and requirements.

Mr. Frank C. Sullivan is not considered to be independent because of his position as President and Chief Executive Officer of RPM. Mr. Thomas C. Sullivan is not considered to be independent because he is the father of Mr. Frank C. Sullivan and because he is a party to a consulting agreement with the Company.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor, and prepares the report of the Audit Committee. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.

The Board has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has also determined that each member of the Audit Committee other than Mr. Papenbrock qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. Each audit committee financial expert also satisfies the NYSE accounting and financial management expertise requirements.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and producing the Compensation Committee Report. The Compensation Committee administers the Company’s Stock Option Plans, Incentive Compensation Plan, Restricted Stock Plan, the 2002 Performance Accelerated Restricted Stock Plan, the 2003 Restricted Stock Plan for Directors and the 2004 Omnibus Equity and Incentive Plan. The Compensation Committee reviews and determines the salary and bonus compensation of the Chief Executive Officer, as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company. The Compensation Committee may delegate its authority to a subcommittee or subcommittees. Each member of the Compensation Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Our Chief Executive Officer and our Executive Vice President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made.

The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of such consultants. In June 2006, the Compensation Committee approved the retention of Mercer Human Resource Consulting, or Mercer, to conduct a compensation benchmark study. For fiscal 2008, the Compensation Committee has approved the engagement of Mercer to review the competitiveness of compensation levels of its key executives and to assist the Company in developing new long-term incentive awards.

Governance and Nominating Committee

The Governance and Nominating Committee reports to the Board on all matters relating to corporate governance of the Company, including the development and recommendation to the Board of a set of corporate governance principles applicable to the Company, selection, qualification and nomination of the members of the Board and nominees to the Board, and administration of the Board’s evaluation process. Each of the members of the Governance and Nominating Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.

In identifying and considering possible candidates for election as a Director, the Governance and Nominating Committee, after consultation with the Board and the Chief Executive Officer, will consider all relevant factors and will be guided by the following principles: (1) each Director should be an individual of the highest character and integrity; (2) each Director shall have demonstrated exceptional ability and judgment and should have substantial experience which is of particular relevance to the Company; (3) each Director should have sufficient time available to devote to the affairs of the Company; and (4) each Director should represent the best interests of the stockholders as a whole rather than special interest groups. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board and the Company as well as what skill set and other characteristics would most complement those of the current Directors.

The Governance and Nominating Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Governance and Nominating Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Secretary of the Company at P.O. Box 777, Medina, Ohio 44258, and they will be forwarded to the Governance and Nominating Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Governance and Nominating Committee to evaluate the qualifications and experience of the nominees. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the Annual Meeting of Stockholders or is only being provided for consideration by the Governance and Nominating Committee;

•	the name and record address of the stockholder who is submitting the notice;

•	the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	if the stockholder who is submitting the notice intends to nominate the proposed nominee at the Annual Meeting of Stockholders, a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the proposed nominee named in the notice.

Committee Membership

Set forth below is the current membership of each of the above-described Committees, with the number of meetings held during the fiscal year ended May 31, 2007 in parentheses:

Executive		Compensation	Governance and
Committee (0)	Audit Committee (4)	Committee (4)	Nominating Committee (2)

Frank C. Sullivan	Donald K. Miller	Edward B. Brandon	Joseph P. Viviano
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Edward B. Brandon	James A. Karman	Charles A. Ratner	Bruce A. Carbonari
Charles A. Ratner	William A. Papenbrock	Dr. Jerry Sue Thornton	Frederick R. Nance
Thomas C. Sullivan	William B. Summers, Jr.		William A. Papenbrock
Dr. Jerry Sue Thornton

Under the Company’s Amended and Restated By-Laws, the Board may designate one or more independent directors as alternate members of any Committee, in order to replace any absent or disqualified member at any meetings. The Board has designated Mr. Papenbrock as an alternate member of the Compensation Committee and Dr. Thornton as an alternate member of the Governance and Nominating Committee. Each alternate member also meets the applicable independence, composition and related requirements of the Commission and the NYSE with respect to his or her respective Committees.

Board Meetings

The Board of Directors held five meetings during the fiscal year ended May 31, 2007. Other than Mr. Carbonari and Dr. Thornton, no Director, during the fiscal year ended May 31, 2007, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board on which the Director served, during the periods that the Director served.

Independent Directors Meetings

Each of the Directors, other than Frank C. Sullivan, is a non-management Director. Each of the non-management Directors, other than Thomas C. Sullivan and James A. Karman, were independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines during fiscal 2007. In July 2007, the Company determined that James A. Karman is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines, in addition to the other non-management Directors (other than Thomas C. Sullivan). The Company’s independent Directors meet in executive sessions each year in January, April and July. For the coming year, the presiding Director for the January, April and July meetings will be Joseph P. Viviano, Charles A. Ratner, and Donald K. Miller, respectively.

Communications with the Board

Stockholders and other interested persons may communicate with the non-management Directors as a group or any chair of a Board Committee. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to Board of Directors Communications c/o General Counsel, RPM International Inc., P.O. Box 777, Medina, Ohio 44258 or by email to directors@rpminc.com. Unless specifically directed to one of the Committee chairs, communications will be forwarded to the presiding Director for the next scheduled meeting of independent Directors.

All communications received in accordance with these procedures will be reviewed initially by the RPM legal department, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he or she determines that such communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its Committees; or

•	Relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected accounting or financial misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.rpminc.com.

Attendance at Annual Meetings of Stockholders

It is a policy of the Board that all its members attend the Annual Meeting of Stockholders absent exceptional cause. All of the Directors who were at that time members of the Board were present at the October 2006 Annual Meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

RPM’s compensation programs are designed to support our founder’s philosophy:

•	Hire the best people you can find.

•	Create an atmosphere that will keep them.

•	Then let them do their jobs.

Our general compensation philosophy is that our executive officers should be well compensated for achieving strong operating results. We seek to compensate our executive officers at a fair level of compensation which reflects RPM’s positive operating financial results, the relative skills and experience of the individuals involved, peer group compensation levels and other similar benchmarks.

The Compensation Committee has designed compensation policies and programs for our executive officers which are intended to compensate the executive officers at about the market median for a relevant group of similarly-sized companies and competitors within RPM’s industry, with the potential for higher than average compensation when we exceed our annual business plan. Our primary compensation goals are to retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with those of our stockholders.

Role of the Compensation Committee

The Compensation Committee Charter provides for the Compensation Committee to oversee RPM’s compensation programs and, in consultation with the Chief Executive Officer, develop and recommend to the Board an appropriate compensation and benefits philosophy and strategy for RPM. The Compensation Committee consists of three independent Directors (and one alternate member) who are appointed to the Compensation Committee by and report to the entire Board of Directors. Each member of the Compensation Committee, as well as the alternate member, qualifies as a “non-employee director” within the definition of Rule 16b-3 under the Exchange Act, as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and as an “independent” director under the rules of the NYSE. The Compensation Committee Charter is available on our website at www.rpminc.com.

Comparative Framework

We evaluate annually the competitiveness of our executive compensation programs. In June 2006, the Compensation Committee retained a professional compensation consulting firm, Mercer Human Resource Consulting, or Mercer, to conduct a compensation benchmark study. Mercer reviewed and evaluated our compensation packages for our key officers in light of the levels of compensation being offered by companies in the diversified chemicals and specialty chemicals segments of the Company’s industry which fall within a reasonable size range (in terms of sales) and operate businesses similar to that of the Company. These companies included:

PPG Industries, Inc. The Sherwin-Williams Company PolyOne Corporation Nalco Holding Company Albemarle Corporation	Imperial Chemical Industries PLC The Lubrizol Corporation Ferro Corporation Cytec Industries Inc. FMC Corporation	Rohm and Haas Company The Valspar Corporation H.B. Fuller Company Rockwood Holdings, Inc.

Mercer reviewed compensation surveys for durable goods manufacturers, industry data and peer group proxy disclosure to determine competitive pay levels for each officer position in each of the following categories: base salary, annual bonus, total cash compensation (current base salary plus annual bonus), long-term incentives and total direct compensation (base salary plus annual bonus plus long-term incentives). Based on its analysis and findings, Mercer concluded that the Company’s current total cash compensation is above the market, but long-term equity incentive levels lag the competitive market, and therefore recommended that the Company consider increasing long-term equity incentive opportunities for its Chief Executive Officer and other key officers.

For fiscal 2008, the Compensation Committee has engaged Mercer to review the competitiveness of compensation levels of its key executives and to assist the Company in developing a new long-term incentive plan.

Elements of Compensation

Our named executive officer compensation program for fiscal 2007 included three main elements:

•	Base salary;

•	Annual cash incentive compensation; and

•	Equity-based incentives, including restricted stock and stock appreciation rights.

Pay Mix

We use these particular elements of compensation because we believe that they provide a balanced mix of fixed compensation and at-risk compensation that produces short-term and long-term performance incentives and rewards. With this balanced portfolio, we provide the executive with a competitive base salary while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and provide the executive with additional compensation through short- and long-term incentives.

The mix of compensation for our named executive officers is weighted toward at-risk pay (consisting of cash and equity compensation). In July 2007, our Compensation Committee granted new long-term incentive awards in order to more heavily weight the mix of compensation for our named executive officers toward at-risk pay. Maintaining this pay mix will result in a pay-for-performance orientation, which aligns to our compensation philosophy of paying total direct compensation that is competitive with peer group levels based on relative company performance.

Role of Executives in Determining Compensation

Our Chief Executive Officer and our Executive Vice President and Chief Operating Officer, together with the Compensation Committee, review assessments of executive compensation practices at least annually against our defined comparative framework. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer pay practices aligned with our intended pay philosophy. The Compensation Committee must approve any recommended changes before they can be made.

Base Salary

Base salary represents amounts paid during the fiscal year to named executive officers as direct compensation for their services to us. Base salary and increases to base salary recognize the overall experience, position and responsibilities within RPM and expected contributions to RPM of each named executive officer. Adjustments to salaries are used to reward superior individual performance of our named executive officers on a day-to-day basis during the year and to encourage them to perform at their highest levels. We also use our base salary to retain top quality executives and attract management employees from other companies. Consistent with this philosophy, in July 2006 our Chief Executive Officer recommended to the Compensation Committee increases in base salary for each of the named executive officers for fiscal 2007. These increases were based upon an analysis of:

•	RPM’s fiscal 2006 operating results (excluding asbestos costs);

•	A comparison of the Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and

•	Base salary and bonus compensation information for 2005 and 2006 and proposed amounts for 2007.

Also, in October 2006, each of Mr. Rice, Mr. Tompkins and Mr. Hoogenboom received promotions that involved a change in titles and job responsibilities in recognition of their contributions to RPM’s success over the last decade. In connection with these promotions, we increased the base salaries of these executives to reflect the broadening of their management responsibilities and our interest in retaining their future services.

In July 2007, our Chief Executive Officer recommended to the Compensation Committee increases in base salary for each of the named executive officers for fiscal 2008. As in the past, these increases were based upon an analysis of:

•	RPM’s fiscal 2007 operating results;

•	A comparison of the Five-Year Cumulative Total Returns among RPM, the S&P 500 Index and proxy statement peer group of companies; and

•	Base salary and bonus compensation information for 2006 and 2007 and proposed amounts for 2008.

The increased base salary amounts for fiscal 2008, which were effective as of June 1, 2007, are: Mr. Sullivan, $795,000; Mr. Rice, $450,000; Mr. Tompkins, $450,000; Mr. Hoogenboom, $335,000; and Mr. Matejka, $290,000.

Annual Cash Incentive Compensation

For fiscal 2007, we provided an annual cash incentive designed to motivate participants to achieve our financial objectives and reward executives for their achievements when those objectives are met. All of our named executive officers participated in the fiscal 2007 incentives. The amount of cash incentive compensation earned by our named executive officers in fiscal 2007 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2007. We paid these amounts in July 2007.

In July 2006, the Compensation Committee determined on a percentage basis the portion of the aggregate cash incentive award pool under the Incentive Compensation Plan, or the Incentive Plan, to be awarded to each of the named executive officers in respect of the Company’s performance for the fiscal year ending May 31, 2007 as follows: Frank C. Sullivan, 40%; Ronald A. Rice, 15%; P. Kelly Tompkins, 15%; Paul G. Hoogenboom, 15%; and Robert L. Matejka, 15%. The Compensation Committee also determined that for fiscal 2007 the cash incentives paid would range from zero to 133% of salary with a target of 100% of salary, which is the range currently applicable to other key management employees of the Company under their comparable cash bonus plans. The Compensation Committee may reduce or eliminate the amount of a named executive officer’s annual cash incentive award, at the Compensation Committee’s sole discretion, based solely on individual performance.

The Incentive Plan in place for fiscal 2007 provided for an aggregate cash incentive award pool of 1.5% of our pre-tax income for fiscal 2007. In July 2007, the Compensation Committee calculated the aggregate non-equity compensation award pool based on our audited pre-tax income and each individual’s cash incentive payout amount. For fiscal 2007, the Company’s reported pre-tax income was $307.5 million, providing a cash incentive award pool under the Incentive Plan for the Covered Employees of approximately $4.6 million. Upon the recommendation of Frank C. Sullivan, and after a review of a variety of factors including an analysis of the Company’s net sales, gross profit, operating income and net income for 2007 as compared to the Company’s business plan and fiscal 2006 results, the Committee awarded cash incentives totaling $3.0 million to the Covered Employees. While each of the top five paid executive officers received the individual maximum 133% award for fiscal year 2007, the total of the awards made to the named executive officers was significantly below the aggregate amount authorized to be paid pursuant to the award pool formula.

In August 2007, the Compensation Committee determined on a percentage basis the portion of the aggregate cash incentive award pool under the Incentive Plan to be awarded to each of the anticipated named executive officers who are also subject to Section 162(m) of the Internal Revenue Code in respect of the Company’s performance for the fiscal year ending May 31, 2008 as follows: Frank C. Sullivan, 40%; Ronald A. Rice, 20%; P. Kelly Tompkins, 20%; and Paul G. Hoogenboom, 20%. The Compensation Committee also determined that for fiscal 2008 the cash incentives paid would range from zero to 133% of salary with a target of 100% of salary, which is the range currently applicable to other key management employees of the Company under their comparable cash bonus plans.

At the Annual Meeting, the stockholders will vote on an amended and restated Incentive Plan, which will generally update the Incentive Plan and make the changes described below under the heading “Proposal Two — Approval and Adoption of RPM International Inc. Amended and Restated 1995 Incentive Compensation Plan.”

Equity Compensation

We use equity compensation to align our named executive officers’ interests with those of our stockholders and to attract and retain high-caliber executives through recognition of anticipated future performance. Under our 2004 Omnibus Equity and Incentive Plan, or Omnibus Plan, we can grant a variety of stock-based awards, including awards of restricted stock and stock appreciation rights. Our Chief Executive Officer makes annual recommendations to the Compensation Committee of the type and amount of equity awards for the Chief Executive Officer and other executive officers. In determining the equity incentive compensation component of Chief Executive Officer compensation, the Compensation Committee considers, in addition to the factors used to determine salary and cash incentive compensation:

•	the value of similar incentive awards to chief executive officers at peer group and other companies, and

•	awards given to the Chief Executive Officer in past years.

In determining the equity incentive compensation of the other executive officers, the Compensation Committee reviews and approves a mix of business plan goals, with a significant amount of emphasis placed on the compensation recommendations of the Chief Executive Officer.

The Compensation Committee uses the various equity incentive awards available to it under the Omnibus Plan to retain executives and other key employees and achieve the following additional goals:

•	to reward past performance,

•	to incentivize future performance (both short-term and long-term),

•	to align executives’ long-term interest with that of the stockholders, and

•	to enhance the longer-term performance and profitability of the Company.

The Compensation Committee’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of performance-based restricted stock and stock settled stock appreciation rights.

PERS.  The Compensation Committee awards performance earned restricted stock, or PERS, under the Omnibus Plan. The threshold and maximum number of and performance goals for the award of PERS for a given fiscal year are set in July of that year. The determination of whether and to what extent the PERS have been achieved for a fiscal year is made at the October meeting of the Compensation Committee following the close of that fiscal year. Based on that determination, the actual grants, if any, with respect to a fiscal year are made at that same meeting. For example, with respect to fiscal 2006, the maximum number and performance goals were set in July 2005 and the Compensation Committee determined whether and to what extent the PERS were achieved at its meeting in October 2006. The actual grants were made by the Compensation Committee at that meeting.

The percentage of shares with respect to which the performance goal has been achieved is determined by reference to the percentage of planned earnings before interest and taxes increase which is attained. In making the determination of whether the planned increase has been attained, the actual fiscal year results are adjusted for the exclusion of restructuring, asbestos and other similar charges or credits that are not central to the Company’s operations as shown on the Company’s financial statements as certified by the Company’s independent registered public accountant. If less than 75% of the planned increase is attained, then the performance goal will not be achieved with respect to any shares. If 75% to 100% of the planned increase is attained, then the performance goal will be achieved with respect to an equivalent percentage of shares. For example, if 91% of the planned increase is attained, then the performance goal will be achieved with respect to a maximum amount of 91% of the shares. The percentage of the planned increase attained will be rounded down to the closest whole number (e.g., 85.5% would be rounded down to 85%). If more than 100% of the planned increase is attained, then the performance goal will be achieved with respect to 100% of the shares.

In October 2006, based on the Company’s attainment of performance goals for fiscal 2006 that were set in July 2005, the Compensation Committee awarded PERS totaling 378,600 shares to executive officers and other key employees of the Company. PERS awards granted to the named executive officers in October 2006 are set forth below in the Grants of Plan-Based Awards for Fiscal 2007 table.

In July 2006, pursuant to the Omnibus Plan, the Compensation Committee approved a contingent award of PERS to the named executive officers of up to 150,000 shares (including 70,000 shares for the Chief Executive Officer) to be based on the level of attainment of fiscal 2007 performance goals related to planned earnings before interest and taxes increase. The Compensation Committee set the performance goals related to planned earnings before interest and taxes increase at a level it believed to be achievable, but which would require the Company to meaningfully grow earnings. In October 2007, the Compensation Committee will determine whether the 2007 planned earnings before interest and taxes increase has been achieved and the number of PERS to be granted. The maximum number of PERS that may be granted for each of the named executive officers is set forth below in the Grants of Plan-Based Awards for Fiscal 2007.

Stock Appreciation Rights.  In October 2006, pursuant to the Omnibus Plan, the Compensation Committee awarded stock appreciation rights, or SARs, totaling 380,000 shares to executive officers and other key employees of the Company and its subsidiaries. The SARs awards granted to the named executive officers in October 2006 are set forth below in the Grants of Plan-Based Awards for Fiscal 2007 table. In response to the change in accounting treatment for stock options and other forms of stock compensation as set forth in FAS 123 (which was adopted by the Company in fiscal 2005) these grants were made by the Company in lieu of granting stock options, as the Company had done previously.

SERP Restricted Stock.  In July 2006, the Compensation Committee awarded 38,149 shares of restricted stock to executive officers and other participating key employees approved by the Compensation Committee under the RPM International Inc. 1997 Restricted Stock Plan. These grants were made solely for the purpose of replacing, in an equal amount, unfunded cash benefits owed to participants under the Benefit Restoration Plan established by the Company in 1991.

The Benefit Restoration Plan was established to provide for the cash payment of supplemental retirement and death benefits to officers and other key employees of the Company designated by the Board of Directors whose retirement plan benefits may be limited under applicable law and the Internal Revenue Code. Shares granted under the 1997 Restricted Stock Plan directly reduce dollar-for-dollar and replace the cash amount of supplemental benefits owed to participants under the Benefit Restoration Plan. The Benefit Restoration Plan was frozen on June 1, 1997. No further supplemental benefits accrued after that date. All prior accruals of supplemental benefits under the Benefit Restoration Plan have been replaced by prior grants of shares under the 1997 Restricted Stock Plan.

At the 2006 Annual Meeting, the stockholders approved the adoption of the 2007 Restricted Stock Plan. The purpose of the 2007 Restricted Stock Plan, which became effective as of June 1, 2007, is to replace the 1997 Restricted Stock Plan which expired by its terms on May 31, 2007. In July 2007, the Compensation Committee awarded 48,009 shares of restricted stock to executive officers and other participating key employees approved by the Compensation Committee under the 2007 Restricted Stock Plan.

PARS Plan.  The 2002 PARS Plan was adopted by the Board and approved by the Company’s stockholders in 2002. As described below, the shares granted under the PARS Plan vested on July 16, 2007. Consequently, the PARS Plan was terminated on July 17, 2007. The purpose of the PARS Plan was to provide an added incentive to key officers to improve the long-term performance of the Company. Restrictions on the shares granted under the PARS Plan would lapse if all performance goals were attained during any fiscal year beginning prior to June 1, 2011 and, alternatively, restrictions on shares would lapse on May 31, 2012 for any participant who had been continually employed with the Company or a subsidiary from June 1, 2002 to May 31, 2012. The performance goals for the Company in any fiscal year beginning prior to June 1, 2011 were as follows: (a) Company earnings of at least $200 million and (b) earnings per share of at least $1.75, both calculated in accordance with U.S. generally accepted accounting principles. The PARS Plan was not considered a performance-based compensation plan satisfying the requirements of Section 162(m) of the Internal Revenue Code and, therefore, payments made by the Company under the plan may not be entirely tax deductible.

As fiscal year 2007 earnings were approximately $208 million and earnings per share for fiscal 2007 were $1.76, the Compensation Committee determined that the outstanding PARS shares vested on July 16, 2007. As the PARS awards were unvested at May 31, 2007, the PARS awards are shown in the Outstanding Equity Awards at Fiscal Year-End for 2007 table below.

Performance Contingent Restricted Stock (PCRS).  In July 2007, the Compensation Committee approved contingent awards of Performance Contingent Restricted Stock, or PCRS, to the named executive officers of up to 194,000 shares (including 90,000 shares for the Chief Executive Officer). The purpose of the PCRS awards is to provide an added incentive to key officers to improve the long-term performance of the Company. The PCRS awards were made pursuant to the Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2007 ending May 31, 2010. The determination of whether and to what extent the PCRS awards are achieved will be made following the close of fiscal year 2010.

In making the determination of whether and to what extent the PCRS goals have been achieved, the actual fiscal year 2010 results will be adjusted for the exclusion of restructuring, asbestos and other similar charges or credits that are not central to the Company’s operations as shown on the Company’s financial statements as audited by the Company’s independent registered public accounting firm, as well as major acquisitions and divestitures. The percentage of PCRS with respect to which the performance goals have been achieved will be determined by reference to the net income level and the return on invested capital during the performance period. The Compensation Committee set the performance goals related to the PCRS awards at levels it believed to be achievable but would require the Company to meaningfully grow earnings.

Timing of Equity Grants

Equity grants are made in July and October at regularly scheduled meetings of the Compensation Committee. Board and Compensation Committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Employment Agreements

We are a party to the following employment agreements with each of our named executive officers:

•	Frank C. Sullivan. On August 16, 2006, we amended and restated our October 11, 2002 employment agreement with Mr. Sullivan, effective as of June 1, 2006, pursuant to which Mr. Sullivan serves as our President and Chief Executive Officer and is entitled to an annual base salary of not less than $775,000.

•	Robert L. Matejka. On August 16, 2006, we amended and restated our February 1, 2001 employment agreement, as amended on October 14, 2002, with Mr. Matejka, effective as of June 1, 2006, pursuant to which Mr. Matejka serves as our Vice President — Chief Financial Officer and Controller and is entitled to an annual base salary of not less than $280,000.

•	Ronald A. Rice. On October 5, 2006, we amended and restated our June 1, 2006 employment agreement with Mr. Rice, pursuant to which Mr. Rice serves as our Executive Vice President and Chief Operating Officer and is entitled to an annual base salary of not less than $435,000.

•	P. Kelly Tompkins. On October 5, 2006, we amended and restated our June 1, 2006 employment agreement with Mr. Tompkins, pursuant to which Mr. Tompkins serves as our Executive Vice President and Chief Administrative Officer and is entitled to an annual base salary of not less than $435,000.

•	Paul G. Hoogenboom. On October 5, 2006, we amended and restated our June 1, 2006 employment agreement with Mr. Hoogenboom, pursuant to which Mr. Hoogenboom serves as our Senior Vice President — Manufacturing and Operations and Chief Information Officer and is entitled to an annual base salary of not less than $325,000.

Pursuant to the employment agreements, each of our named executive officers serves for a term ending on May 31, 2007, which is automatically extended for additional one-year periods unless either party gives the other party notice of nonrenewal two months in advance of the annual renewal date. In accordance with these automatic extension provisions, the employment agreement with each named executive officer has been extended to May 31, 2008. Each of our named executive officers is also eligible to receive such annual cash incentive compensation or bonuses as our Compensation Committee may determine based upon our results of operation and other relevant factors. Our named executive officers are also generally entitled to participate in our employee benefit plans. Under the employment agreements, each named executive officer is entitled to receive fringe benefits in line with our present practice relating to the officer’s position, including the use of the most recent model of a full-sized automobile.

See “Other Potential Post-Employment Compensation” for a discussion of additional terms of the employment agreements related to restrictive covenants and potential post-employment compensation.

Post-Employment Compensation and Change in Control

Each of the employment agreements with our named executive officers provides for payments and other benefits if the named executive officer’s employment terminates under certain circumstances, such as being terminated without cause within two years of a change in control. We believe that these payments and other benefits are important to recruiting and retaining our named executive officers, as many of the companies with which we compete for executive talent provide for similar payments to their senior employees. Additional information regarding these payments and other benefits is found under the heading “Other Potential Post-Employment Compensation.”

Section 162(m) of the Internal Revenue Code

In the course of fulfilling its responsibilities, the Compensation Committee routinely reviews the impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to the Chief Executive Officer and the next three highest paid executive officers of the Company, excluding the CFO. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including “performance-based” compensation. The Company’s performance-based Incentive Plan, described above, and the Omnibus Plan satisfy the requirements of Section 162(m). Although the Compensation Committee carefully considers the impact of Section 162(m) when administering the Company’s compensation programs, the Compensation Committee does not make decisions regarding executive compensation solely based on the expected tax treatment of such compensation. In order to maintain flexibility in designing compensation programs that retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with stockholders, the Compensation Committee may deem it appropriate at times to forgo 162(m) qualified awards in favor of awards that may not be fully tax-deductible. This has occurred, for example, when the Company’s operating results were adversely impacted by restructuring, asbestos or other non-operating charges, yet the Company performed significantly better than its business plan notwithstanding the charges.

Perks and Other Benefits

Our named executive officers participate in various employee benefit plans that are generally available to all employees and on the same terms and conditions as with respect to other similarly situated employees. These include normal and customary programs for life insurance, health insurance, prescription drug insurance, dental insurance, short and long term disability insurance, pension benefits, and matching gifts for charitable contributions. While these benefits are considered to be an important and appropriate employment benefit for all employees, they are not considered to be a material component of a named executive officer’s annual compensation program. Because the named executive officers receive these benefits on the same basis as other employees, these benefits are not established or determined by the Compensation Committee separately for each named executive officer as part of the named executive officer’s annual compensation package.

In addition, we maintain a 401(k) retirement savings plan for the benefit of all of our employees, including our named executive officers. In fiscal 2007, we provided a Company match of up to 4% of the qualified retirement plan compensation limit per employee, which executives also were able to receive. RPM’s company match is fully vested to all employees, including executives, at the time of contribution. As is the case with all employees, named executive officers are not taxed on their contributions to the 401(k) Plan or earnings on those contributions until they receive distributions from the 401(k) Plan, and all RPM contributions are deductible by us when made.

During fiscal 2007 we provided car allowances to our named executive officers. Also during 2007, we made annual physical examinations available to each named executive officer and provided financial and estate planning to Mr. Frank Sullivan, Mr. Rice and Mr. Tompkins. In addition, we paid life insurance premiums for the benefit of our named executive officers.

We periodically review the perquisites that named executive officers receive.

Other Plans

In addition to the above described plans, the Company offers a tax qualified defined benefit retirement plan. Information about this plan can be found under the heading “Pension Benefits for Fiscal 2007.” The Company also offers a deferred compensation plan. Under this plan, selected management employees, certain highly compensated employees and Directors are eligible to defer a portion of their salary, bonus, incentive plan amounts and Director fees until a future date. The plan also provides that if a participant elects to defer compensation that she or he would otherwise have contributed to the Company’s 401(k) Plan, the participant’s account will be credited with an amount equal to the matching contribution the

Company otherwise would have made to the 401(k) Plan for the participant, reduced by the amount of any matching contribution the Company makes to the 401(k) Plan on behalf of the participant. A participant’s account will be credited with investment gains or losses as if the amounts credited to the account were invested in selected investment funds. Any compensation deferred under the plan is not included in the $1,000,000 limit provided for under Section 162(m) of the Internal Revenue Code until the year in which the compensation actually is paid. In addition, to the extent that any compensation paid to a participant would not be deductible by the Company by reason of the Section 162(m) limitation, the Company may defer payment of any or all of a distribution under the plan and such deferred amount will be distributed to the participant at the earliest date on which the deductibility of the compensation will not be limited by Section 162(m). Additional information about this plan can be found under the heading, “Nonqualified Deferred Compensation for Fiscal 2007.”

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management and legal counsel. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2007 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Edward B. Brandon, Chairman
Charles A. Ratner
Dr. Jerry Sue Thornton

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Summary Compensation Table for Fiscal 2007

The following table sets forth information regarding the compensation of our Chief Executive Officer, Chief Financial Officer and our other three highest paid executive officers for fiscal 2007.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred	All
						Option	Incentive Plan	Compensation	Other
Name and Principal		Salary		Bonus	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)		($)(1)	($)(2)(3)(4)	($)(2)(3)	($)(5)	($)(6)	($)(7)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Frank C. Sullivan	2007	775,000		0	1,329,790	497,484	1,030,000	20,756	53,038	3,706,068
President and Chief Executive Officer
Robert L. Matejka	2007	280,000	(8)	0	402,221	125,997	370,000	41,620	38,952	1,258,790
Vice President — Chief Financial Officer and Controller
Ronald A. Rice	2007	435,000		0	471,163	150,118	575,000	15,793	39,447	1,686,521
Executive Vice President and Chief Operating Officer
P. Kelly Tompkins	2007	435,000		0	482,860	150,118	575,000	22,493	47,022	1,712,493
Executive Vice President and Chief Administrative Officer
Paul G. Hoogenboom	2007	325,000		0	394,470	125,997	430,000	15,509	29,320	1,320,296
Senior Vice President — Manufacturing and Operations, Chief Information Officer

(1)	Amounts earned under the Incentive Plan, which in previous years were reported under the Bonus column, are now reported in the Non-Equity Incentive Plan Compensation column.

(2)	The dollar value of restricted stock, SARs and stock options set forth in these columns is equal to the compensation cost recognized during fiscal 2007 for financial statement purposes in accordance with FAS 123R, except no assumptions for forfeitures related to service-based vesting conditions were included. This valuation method values restricted stock (including PERS, PARS and SERP restricted stock), SARs and stock options granted during 2007 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2007 Annual Report to Stockholders.

(3)	Information regarding the shares of restricted stock and SARs granted to our named executive officers during fiscal 2007 is set forth in the Grants of Plan-Based Awards for Fiscal 2007 table. The Grants of Plan-Based Awards for Fiscal 2007 table also sets forth the aggregate grant date fair value of the restricted stock and stock options granted during 2007 computed in accordance with FAS 123R.

(4)	As described in the Compensation Discussion and Analysis under the heading “Equity Compensation,” the previously-awarded PARS vested in July 2007 and, as such, all compensation cost associated with the PARS awards has been recognized for financial statement purposes during or before fiscal 2007.

(5)	The amounts set forth in this column were earned during 2007 and paid in July 2007 under our Incentive Plan.

(6)	The amounts set forth in this column reflect the change in present value of the executive officer’s accumulated benefits under our Retirement Plan. During 2007, there were no above-market or preferential earnings on nonqualified deferred compensation.

(7)	All Other Compensation includes Company contributions to the 401(k) plan, life insurance premiums, split dollar life insurance premiums, automobile allowances, financial/estate planning and annual physical examinations. For each named executive officer for whom the total value of all personal benefits exceed $10,000 in fiscal 2007, the amount of incremental cost to the Company for each personal benefit listed below, if applicable and to the extent such cost exceeded the greater of $25,000 or 10% of the total personal benefits for such named executive officer is as follows: automobile allowance: Mr. Frank C. Sullivan $28,827. The value of the automobile allowance is determined by adding all of the costs of the program, including lease costs and costs of maintenance, fuel, license and taxes and includes personal and business use.

(8)	Mr. Matejka elected to defer a portion of his salary and non-equity incentive plan compensation under our Deferred Compensation Plan. The aggregate cash amount deferred by Mr. Matejka for fiscal 2007 was $69,767 and is included within the Salary and Non-Equity Incentive Plan Compensation columns.

Grants of Plan-Based Awards For Fiscal 2007

								All
								Other
								Stock	All Other
								Awards:	Option
								Number	Awards:	Exercise	Grant Date
		Estimated Possible Payouts			Estimated Future Payouts			of	Number of	or Base	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive Plan			Shares	Securities	Price of	of Stock
		Plan Awards(1)			Awards			of Stock	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(I)

Frank C. Sullivan	7/12/06
	SERP
	Restricted Stock(3)							8,382			155,235
	7/12/06 2007
	PERS(4)				52,500		70,000
	10/05/06 2006
	PERS(5)							45,000			846,000
	10/05/06 SARs(6)								125,000	18.80	572,500
	Incentive Plan Award		775,000	1,030,750
Robert L. Matejka	7/12/06
	SERP
	Restricted Stock(3)							2,558			47,374
	7/12/06 2007
	PERS(4)				11,250		15,000
	10/05/06 2006 PERS(5)							8,000			150,400
	10/05/06 SARs(6)								25,000	18.80	106,000
	Incentive Plan Award		280,000	372,400
Ronald A. Rice	7/12/06
	SERP
	Restricted Stock(3)							3,044			56,375
	7/12/06 2007
	PERS(4)				18,750		25,000
	10/05/06 2006 PERS(5)							15,000			282,000
	10/05/06 SARs(6)								30,000	18.80	127,200
	Incentive Plan Award		435,000	578,550
P. Kelly Tompkins	7/12/06
	SERP
	Restricted Stock(3)							3,305			61,209
	7/12/06 2007 PERS(4)				18,750		25,000
	10/05/06 2006
	PERS(5)							15,000			282,000
	10/05/06 SARs(6)								30,000	18.80	127,200
	Incentive Plan Award		435,000	578,550
Paul G. Hoogenboom	7/12/06
	SERP
	Restricted Stock(3)							2,084			38,596
	7/12/06 2007
	PERS(4)				11,250		15,000
	10/05/06 2006
	PERS(5)							8,000			150,400
	10/05/06 SARs(6)								25,000	18.80	106,000
	Incentive Plan Award		325,000	432,250

(1)	These columns show the possible payouts for each named executive officer under the Incentive Plan for fiscal 2007 based on the goals set in July 2006. Detail regarding actual awards under the Incentive Plan is reported in the Summary Compensation Table for Fiscal 2007 and is included in the Compensation Discussion and Analysis.

(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with FAS 123R. For a discussion of the assumptions used in calculating the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2007 Annual Report to Stockholders.

(3)	Shares of restricted stock awarded under the RPM International Inc. 1997 Restricted Stock Plan. These shares vest on the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded, (b) the retirement of the employee on or after the attainment of age 65 or (c) a change in control with respect to the Company as that term is defined in the Restricted Stock Plan.

(4)	Performance Earned Restricted Stock for which the threshold and maximum number of shares and performance goals with respect to fiscal 2007 were determined in July 2006. The Compensation Committee will determine whether and to what extent the PERS were achieved at its meeting on October 4, 2007.

(5)	Performance Earned Restricted Stock awarded with respect to fiscal 2006. The restricted stock cliff vests after three years. Nonvested restricted shares of common stock under the Omnibus Plan are eligible for dividend payments.

(6)	Stock Appreciation Rights (“SARs”) granted pursuant to the Company’s 2004 Omnibus Equity and Incentive Plan. These SARs vest in four equal annual installments, beginning on October 5, 2007.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Salary.  Salaries paid to our named executive officers pursuant to their employment agreements with us are set forth in the Summary Compensation Table for Fiscal 2007. For fiscal 2007, salaries paid to or named executive officers accounted for the following percentages of their total compensation reported in the “Total” column of the Summary Compensation Table for Fiscal 2007: Mr. Sullivan (21%), Mr. Matejka (22%), Mr. Rice (26%), Mr. Tompkins (25%), and Mr. Hoogenboom (25%). As noted in footnote (8) to the Summary Compensation Table for Fiscal 2007, Mr. Matejka is the only named executive officer who deferred a portion of his salary under our Deferred Compensation Plan which is described in more detail under the heading “Compensation Discussion and Analysis — Other Plans.”

Bonus.  No bonuses were awarded to our named executive officers during our fiscal 2007 year, although the named executive officers did receive cash awards under our Incentive Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below.

Stock Awards.  The amounts in the Stock Awards column of the Grants of Plan-Based Awards for Fiscal 2007 table consist of restricted stock and performance earned restricted stock grants.

•	Restricted Stock. We granted restricted stock under our 1997 Restricted Stock Plan. These grants are described in further detail under the heading “Compensation Discussion and Analysis — SERP Restricted Stock.” The SERP restricted stock awards granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2007.” The vesting of SERP restricted stock upon either the death or disability of the named executive officer or upon a change in control of our Company is described under the heading “Other Potential Post-Employment Compensation.”

•	PERS. Pursuant to our Omnibus Plan, we awarded performance earned restricted stock grants, or PERS, to our named executive officers. The PERS granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2007.” These grants are described in further detail under the headings “Compensation Discussion and Analysis — Equity Compensation — PERS” and “Other Potential Post-Employment Compensation.”

The amounts included in the Stock Awards column of the Summary Compensation Table for Fiscal 2007 include the compensation cost recognized during fiscal 2007 for financial statement purposes with respect to these 2007 grants in accordance with FAS 123R, as well as the compensation cost recognized during fiscal 2007 for financial statement purposes with respect to prior years’ grants of SERP restricted stock, PERS and PARS awards. As described in the Compensation Discussion and Analysis under the heading “Equity Compensation,” the previously awarded PARS vested in July 2007 and, as such, all compensation cost associated with the PARS awards has been recognized for financial statement purposes during or before fiscal 2007.

Option Awards.  Pursuant to our Omnibus Plan, we awarded stock appreciation rights, or SARs, to our named executive officers. The SARs granted to our named executive officers are set forth in the table “Grants of Plan-Based Awards for Fiscal 2007.” These grants are described in further detail under the heading “Compensation Discussion and Analysis — Equity Compensation — Stock Appreciation Rights.”

Non-Equity Incentive Plan Compensation.  The non-equity incentive plan compensation set forth in the Summary Compensation Table for Fiscal 2007 reflects annual cash incentive compensation under our Incentive Plan. Annual cash incentive compensation is earned based upon the achievement by the Company of a performance threshold. More information is set forth under the heading “Compensation Discussion and Analysis — Annual Cash Incentive Compensation.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  The change in the present value from February 28, 2006 to February 28, 2007 of each of our named executive officer’s accrued pension benefits under our Retirement Plan was based upon the RP2000 generational mortality table for males and females and a 5.75% interest rate. The present values were determined assuming that such amounts were payable to each of our named executive officers at their earliest unreduced retirement age in our Retirement Plan — 65 years with five years of participation in our Retirement Plan. The present values also assumed that 25% of our named executive officers will be paid a life annuity and 75% will be paid a lump sum. Lump sums were valued using a 6.00% interest rate and the UP94 mortality table projected to 2002. No pre-retirement decrements, including mortality, were assumed in these calculations.

All Other Compensation.  All other compensation of our named executive officers is set forth in the Summary Compensation Table for Fiscal 2007 and described in detail in footnote (7) of the table. These benefits are discussed in further detail under the heading “Compensation Discussion and Analysis — Perks and Other Benefits.”

Employment Agreements.  Each named executive officer is employed under an employment agreement. The terms of the employment agreements are described under the headings “Compensation Discussion and Analysis — Employment Agreements” and “Other Potential Post-Employment Compensation.”

Additional Information.  We have provided additional information regarding the compensation we pay to our named executive officers under the headings “Compensation Discussion and Analysis” and “Other Potential Post-Employment Compensation.”

Outstanding Equity Awards at Fiscal Year-End for 2007

The following table provides information on the current holdings of stock options, SARs and restricted stock by the named executive officers at May 31, 2007.

							Stock Awards
												Equity
												Incentive
												Plan
												Awards:
	Option Awards									Equity		Market
				Equity						Incentive		or Payout
				Incentive						Plan		Value of
				Plan						Awards:		Unearned
				Awards:					Market	Number		Shares,
				Number			Number of		Value of	of Unearned		Units
	Number of	Number of		of			Shares or		Shares	Shares,		or Other
	Securities	Securities		Securities			Units of Stock		or Units	Units or Other		Rights
	Underlying	Underlying		Underlying			That		of	Rights		That
	Unexercised	Unexercised		Unexercised	Option		Have		Stock	That		Have
	Options	Options		Unearned	Exercise	Option	Not		That Have Not	Have		Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)		($)(3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Frank C. Sullivan
SERP
Restricted Stock							53,661	(4)	1,219,178
PERS							130,000	(5)	2,953,600
PERS to be awarded
10/4/07										70,000	(6)	1,590,400	(6)
PARS										85,000	(7)	1,931,200
SARs	31,250	93,750	(8)		17.6500	10/05/2015
	0	125,000	(9)		18.8000	10/05/2016
ISO	5,400	0			16.1250	7/15/2008
	3,000	0			15.0000	8/03/2009
	19,200	0			9.2600	2/01/2011
	14,946	0			14.0800	10/11/2012
		7,092	(10)		14.1000	10/10/2013
		5,672	(11)		17.6300	10/29/2014
NQ	34,600	0			16.1250	7/15/2008
	57,000	0			15.0000	8/03/2009
	60,600	0			9.5625	2/28/2010
	80,800	0			9.2600	2/01/2011
	85,054	0			14.0800	10/11/2012
	75,000	17,908	(12)		14.1000	10/10/2013
	62,500	56,828	(13)		17.6300	10/29/2014

							Stock Awards
												Equity
												Incentive
												Plan
												Awards:
	Option Awards									Equity		Market
				Equity						Incentive		or Payout
				Incentive						Plan		Value of
				Plan						Awards:		Unearned
				Awards:					Market	Number		Shares,
				Number			Number of		Value of	of Unearned		Units
	Number of	Number of		of			Shares or		Shares	Shares,		or Other
	Securities	Securities		Securities			Units of Stock		or Units	Units or Other		Rights
	Underlying	Underlying		Underlying			That		of	Rights		That
	Unexercised	Unexercised		Unexercised	Option		Have		Stock	That		Have
	Options	Options		Unearned	Exercise	Option	Not		That Have Not	Have		Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)		($)(3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

Robert L. Matejka
SERP
Restricted Stock							8,105	(14)	184,146
PERS							19,000	(15)	431,680
PERS to be awarded 10/4/07										15,000	(6)	340,800	(6)
PARS										40,000	(7)	908,800
SARs	6,250	18,750	(8)		17.6500	10/05/2015
	0	25,000	(9)		18.8000	10/05/2016
ISO	10,000	0			8.8125	10/12/2010
	10,000	0			9.2600	2/01/2011
	10,000	0			10.2600	10/03/2011
	14,880	0			14.0800	10/11/2012
	0	7,092	(10)		14.1000	10/10/2013
	0	5,672	(11)		17.6300	10/29/2014
NQ	25,120	0			14.0800	10/11/2012
	30,000	2,908	(12)		14.1000	10/10/2013
	12,500	6,828	(16)		17.6300	10/29/2014

Ronald A. Rice
SERP
Restricted Stock							14,786	(17)	335,938
PERS							34,000	(18)	772,480
PERS to be awarded 10/4/07										25,000	(6)	568,000	(6)
PARS										40,000	(7)	908,800
SARs	7,500	22,500	(8)		17.6500	10/05/2015
	0	30,000	(9)		18.8000	10/05/2016
ISO	3,700	0			16.1250	7/15/2008
	6,500	0			15.0000	8/03/2009
	4,750	0			9.5625	2/28/2010
	12,300	0			9.2600	2/01/2011
	15,360	0			14.0800	10/11/2012
	0	7,092	(10)		14.1000	10/10/2013
	0	5,672	(11)		17.6300	10/29/2014
NQ	11,300	0			16.1250	7/15/2008
	13,500	0			15.0000	8/03/2009
	5,900	0			9.2600	2/01/2011
	24,640	0			14.0800	10/11/2012
	37,500	5,408	(12)		14.1000	10/10/2013
	15,000	9,328	(19)		17.6300	10/29/2014

							Stock Awards
												Equity
												Incentive
												Plan
												Awards:
	Option Awards									Equity		Market
				Equity						Incentive		or Payout
				Incentive						Plan		Value of
				Plan						Awards:		Unearned
				Awards:					Market	Number		Shares,
				Number			Number of		Value of	of Unearned		Units
	Number of	Number of		of			Shares or		Shares	Shares,		or Other
	Securities	Securities		Securities			Units of Stock		or Units	Units or Other		Rights
	Underlying	Underlying		Underlying			That		of	Rights		That
	Unexercised	Unexercised		Unexercised	Option		Have		Stock	That		Have
	Options	Options		Unearned	Exercise	Option	Not		That Have Not	Have		Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Not Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	($)(2)		($)(3)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

P. Kelly Tompkins
SERP
Restricted Stock							18,364	(20)	417,230
PERS							34,000	(18)	772,480
PERS to be awarded 10/4/07										25,000	(6)	568,000	(6)
PARS										40,000	(7)	908,800
SARs	7,500	22,500	(8)		17.6500	10/05/2015
	0	30,000	(9)		18.8000	10/05/2016
ISO	7,100	0			16.1250	7/15/2008
	100	0			9.5625	2/28/2010
	23,025	0			9.2600	2/01/2011
	13,230	0			14.0800	10/11/2012
	0	7,092	(10)		14.1000	10/10/2013
	0	5,672	(11)		17.6300	10/29/2014
NQ	12,900	0			16.1250	7/15/2008
	20,000	0			15.0000	8/03/2009
	6,975	0			9.2600	2/01/2011
	26,770	0			14.0800	10/11/2012
	37,500	5,408	(12)		14.1000	10/10/2013
	15,000	9,328	(19)		17.6300	10/29/2014

Paul G. Hoogenboom
SERP
Restricted Stock							10,177	(21)	231,221
PERS							19,000	(15)	431,680
PERS to be awarded 10/4/07										15,000	(6)	340,800	(6)
PARS										40,000	(7)	908,800
SARs	6,250	18,750	(8)		17.6500	10/05/2015
	0	25,000	(9)		18.8000	10/05/2016
ISO	10,000	0			15.0000	8/03/2009
	2,875	0			9.2600	2/01/2011
	14,978	0			14.0800	10/11/2012
	0	7,092	(10)		14.1000	10/10/2013
	0	5,672	(11)		17.6300	10/29/2014
NQ	3,375	0			9.2600	2/01/2011
	25,022	0			14.0800	10/11/2012
	30,000	2,908	(12)		14.1000	10/10/2013
	12,500	6,828	(16)		17.6300	10/29/2014

(1)	Market value of stock reported in column (h) was calculated by multiplying the closing market price of the Company’s common stock on May 31, 2007 by the number of shares.

(2)	Market value of equity incentive awards of stock reported in column (i) was calculated by multiplying the closing market price of the Company’s common stock on May 31, 2007 by the number of shares.

(3)	Market value of equity incentive awards of stock reported in column (j) was calculated by multiplying the closing market price of the Company’s common stock on May 31, 2007 by the maximum number of shares that could be paid out.

(4)	These shares of SERP restricted stock vest on December 15, 2015, or earlier upon the death or disability of Mr. Sullivan or upon a change in control of the Company prior to that date.

(5)	These PERS vest according to the following schedule: 40,000 shares on October 29, 2007; 45,000 shares on October 5, 2008; and 45,000 shares on October 5, 2009.

(6)	In July 2006, the Compensation Committee determined the maximum number of and performance goals for the award of PERS with respect to fiscal 2007. The amounts set forth in columns (i) and (j) assume that the maximum number of PERS are awarded. Market value reported in column (j) was calculated by multiplying the closing market price of the Company’s common stock on May 31, 2007 by the estimated number of shares in column (i). The Compensation Committee will determine whether and the extent to which the PERS have been achieved for fiscal 2007 at its October 2007 meeting.

(7)	Information about the PARS Plan is contained in the Compensation Discussion and Analysis.

(8)	These SARs become exercisable in three equal annual installments on October 5, 2007, October 5, 2008 and October 5, 2009.

(9)	These SARs become exercisable in four equal annual installments on October 5, 2007, October 5, 2008, October 5, 2009 and October 5, 2010.

(10)	These incentive stock options become exercisable on October 10, 2007.

(11)	These incentive stock options become exercisable on October 29, 2008.

(12)	These non-qualified stock options become exercisable on October 10, 2007.

(13)	These non-qualified stock options become exercisable in two increments: 31,250 options become exercisable on October 29, 2007 and 25,578 options become exercisable on October 29, 2008.

(14)	These shares of SERP restricted stock vest according to the following schedule: 1,589 shares vest on July 14, 2008; 1,844 shares vest on July 14, 2009; 2,114 shares vest on July 13, 2010; and 2,558 shares vest on July 12, 2011. The shares could vest earlier upon the death or disability of Mr. Matejka or upon a change in control of the Company prior to those dates.

(15)	These PERS vest according to the following schedule: 5,000 shares vest on October 29, 2007; 6,000 shares vest on October 5, 2008; and 8,000 shares vest on October 5, 2009.

(16)	These non-qualified stock options become exercisable in two increments: 6,250 options become exercisable on October 29, 2007 and 578 options become exercisable on October 29, 2008.

(17)	These shares of SERP restricted stock vest on November 7, 2017, or earlier upon the death or disability of Mr. Rice or upon a change in control of the Company prior to that date.

(18)	These PERS vest according to the following schedule: 7,000 shares vest on October 29, 2007; 12,000 shares vest on October 5, 2008; and 15,000 shares vest on October 5, 2009.

(19)	These non-qualified stock options become exercisable in two increments: 7,500 options become exercisable on October 29, 2007 and 1,828 options become exercisable on October 29, 2008.

(20)	These shares of SERP restricted stock vest on September 22, 2011, or earlier upon the death or disability of Mr. Tompkins or upon a change in control of the Company prior to that date.

(21)	These shares of SERP restricted stock vest on March 17, 2015. The shares could vest earlier upon the death or disability of Mr. Hoogenboom or upon a change in control of the Company prior to those dates.

Option Exercises and Stock Vested During Fiscal 2007

This table provides information for the named executive officers on stock option exercises and restricted stock vesting during fiscal 2007, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
			Number of
	Number of	Value	Shares	Value
	Shares	Realized on	Acquired on	Realized on
	Acquired on	Exercise	Vesting	Vesting
Name	Exercise	($)	(#)	($)
(a)	(#)(b)	(c)	(d)	(e)

Frank C. Sullivan	53,150	411,708	—	—
Robert L. Matejka	—	—	866	19,676
Ronald A. Rice	10,000	67,983	—	—
P. Kelly Tompkins	18,750	133,586	—	—
Paul G. Hoogenboom	—	—	—	—

Pension Benefits for Fiscal 2007

		Number		Payments
		of	Present	During
		Years	Value of	Last
		Credited	Accumulated	Fiscal
	Plan	Service	Benefit	Year
Name	Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Frank C. Sullivan	RPM International Inc. Retirement Plan	18.1	136,596	0
Robert L. Matejka	RPM International Inc. Retirement Plan	6.6	173,684	0
Ronald A. Rice	RPM International Inc. Retirement Plan	12.1	89,690	0
P. Kelly Tompkins	RPM International Inc. Retirement Plan	10.7	120,492	0
Paul G. Hoogenboom	RPM International Inc. Retirement Plan	7.7	71,207	0

The table above shows the present value of accumulated benefits payable to the each named executive officer, including each such named executive officer’s number of years of credited service, under the RPM International Inc. Retirement Plan (“Retirement Plan”) determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

The Retirement Plan is a funded and tax qualified retirement plan. The monthly benefit provided by the Retirement Plan’s formula on a single life annuity basis is equal to the sum of 22.5% of a participant’s average monthly compensation, reduced pro rata for years of benefit service (as defined in the Retirement Plan) less than 30 years, plus 22.5% of a participant’s average monthly compensation in excess of his monthly Social Security covered compensation, reduced pro rata for years of benefit service less than 35 years. Average monthly compensation is the average monthly compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable determination date. The compensation used to determine benefits under the Retirement Plan is generally a participant’s W-2 compensation, adjusted for certain amounts, but may not exceed the limit under the Internal Revenue Code which is applicable to tax qualified plans ($220,000 for 2006). Compensation for each of the named executive officers during 2006 only includes $220,000 of the amount shown for 2006 in column (c) of the Summary Compensation Table for Fiscal 2007. A participant’s Social Security covered compensation is based on the average of the Social Security taxable wage bases in effect during the 35-year period ending with his attainment of the Social Security retirement age assuming his compensation is and has always been at least equal to the taxable wage base.

Benefits are payable as an annuity or in a single lump sum payment and are actuarially adjusted to reflect payment in a form other than a life annuity. Life annuity benefits are unreduced if paid on account of normal retirement or completion of 40 years of vesting service (as defined in the Retirement Plan). Normal retirement age is when a participant attains age 65 and, in general, has completed 5 years of service. Benefits are reduced for early commencement by multiplying the accrued benefit by an early retirement factor. Participants vest in the Retirement Plan after 5 years of vesting service. All named executive officers are vested and eligible to receive their benefits upon termination of employment.

Nonqualified Deferred Compensation for Fiscal 2007

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions		Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY ($)		in Last FY ($)	in Last FY ($)(1)	Distributions ($)	at Last FYE ($)
(a)	(b)		(c)	(d)	(e)	(f)

Frank C. Sullivan	0		0	17,004	0	82,195
Robert L. Matejka	67,517	(2)	0	92,640	0	468,283
Ronald A. Rice	0		0	0	0	0
P. Kelly Tompkins	0		0	4,933	0	23,846
Paul G. Hoogenboom	0		0	2,368	0	11,444

(1)	None of the earnings in this column is included in the Summary Compensation Table because they were not preferential or above market.

(2)	Mr. Matejka elected to defer a portion of his salary and non-equity incentive plan compensation. Of the amount reported here, $14,267 relates to salary for fiscal 2007 and is included in the Salary column of the Summary Compensation Table. The balance relates to non-equity incentive plan compensation earned for fiscal 2006 and paid in fiscal 2007.

The preceding table provides information on the non-qualified deferred compensation of the named executive officers in 2006. Participants in the RPM International Inc. Deferred Compensation Plan (“Deferred Compensation Plan”), including the named executive officers, may defer up to 90% of their base salary, annual bonus amounts and special incentive plan amounts, and up to 100% of their equity and/or incentive grants. The deferred base salary and deferred bonus amounts are also matched by the Company under the Deferred Compensation Plan to the extent such amounts would have been matched under the Company’s 401(k) savings plan. The Company may, in its discretion, credit additional amounts to any participant. However, the Company has not granted, and does not expect to grant discretionary credits.

A participant’s deferrals and any matching contributions are credited to a bookkeeping account under the Deferred Compensation Plan. A participant may direct that his or her account be deemed to be invested in Company stock or in mutual funds that are selected by the administrative committee of the Deferred Compensation Plan. The participant’s account is credited with phantom earnings or losses based on the investment performance of the deemed investment. A participant may change the investment funds used to calculate the investment performance of his or her account on a daily basis. Deferrals of equity awards that would have been paid in Company stock before the deferral are not subject to investment direction by participants and are deemed to be invested in Company stock.

Deferrals of base salary, annual bonus amounts and special incentive plan amounts, earnings on such amounts and stock dividends credited to a participant’s account are 100% vested. Matching contributions vest in accordance with the vesting schedule under the Company’s 401(k) savings plan. Deferred equity and incentive grants vest under the program under which they were granted.

Distribution from a participant’s account is payable in a lump sum at a specified time, or upon retirement, death, termination of employment or disability prior to retirement. In the case of retirement, a participant may also elect annual installments for up to 10 years. Upon Committee approval, amounts can also be distributed as a result of an unforeseeable financial emergency. Earlier withdrawal of deferred compensation earned and vested as of December 31, 2004 is available but is subject to a 10% penalty.

Other Potential Post-Employment Compensation

The table below reflects the amount of compensation payable to each of the named executive officers (a) in the event of termination of the executive’s employment due to retirement, death, disability, voluntary termination and termination for cause, involuntary termination without cause and not within two years of a change in control and involuntary termination without cause or resignation with good reason within two years of a change in control, and (b) upon a change in control. The amounts shown assume that the termination was effective as of May 31, 2007. Consequently, the table reflects amounts earned as of May 31, 2007 and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of the event. The estimates are considered forward-looking information that falls within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ materially. Factors that could affect these amounts include the timing during the year of such event and the amount of future non-equity incentive compensation. In addition, as the PARS vested on July 16, 2007, they would no longer be included in the calculations set forth below. Please see “Forward-Looking Statements” below.

Estimated Payments on Termination or Change in Control

	Frank C.	Robert L.	Ronald	P. Kelly	Paul G.
Event	Sullivan	Matejka	A. Rice	Tompkins	Hoogenboom

Retirement
Accelerated SARs	$0	$193,063	$0	$0	$0
Accelerated PERS	0	431,680	0	0	0
Accelerated SERP restricted stock	0	0	0	0	0
Accelerated stock options	0	149,825	0	0	0

Total	$0	$774,568	$0	$0	$0

Death
Earned incentive compensation	$995,000	$355,000	$430,000	$430,000	$355,000
Accelerated SARs	965,313	193,063	231,675	231,675	193,063
Accelerated SERP restricted stock	1,219,178	184,146	335,938	417,230	231,221
Accelerated PARS	1,931,200	908,800	908,800	908,800	908,800
Accelerated stock options	533,625	149,825	184,100	184,100	149,825

Total	$5,644,316	$1,790,834	$2,090,513	$2,171,805	$1,837,909

Disability
Earned incentive compensation	$995,000	$355,000	$430,000	$430,000	$355,000
Accelerated SARs	965,313	193,063	231,675	231,675	193,063
Accelerated SERP restricted stock	1,219,178	184,146	335,938	417,230	231,221
Accelerated PARS	1,931,200	908,800	908,800	908,800	908,800

Total	$5,110,691	$1,641,009	$1,906,413	$1,987,705	$1,688,084

Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A	N/A

Total	$0	$0	$0	$0	$0

Involuntary Termination Without Cause and not within Two Years of a Change in Control
Lump sum	$5,310,000	$1,270,000	$1,730,000	$1,730,000	$1,360,000
Health and welfare benefits	26,964	17,976	17,976	17,976	17,976
Estate and financial planning	4,250	4,250	4,250	4,250	4,250
Split-dollar life insurance coverage	267,066	130,000	76,366	73,774	55,884
Cash value of benefits under restricted stock plan	571,317	116,236	138,319	150,179	94,697
Accelerated SERP restricted stock	1,219,178	184,146	335,938	417,230	231,221

Total	$7,398,775	$1,722,608	$2,302,849	$2,393,409	$1,764,028

	Frank C.	Robert L.	Ronald	P. Kelly	Paul G.
Event	Sullivan	Matejka	A. Rice	Tompkins	Hoogenboom

Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control
Lump sum	$5,310,000	$1,905,000	$2,595,000	$2,595,000	$2,040,000
Health and welfare benefits	26,964	26,964	26,964	26,964	26,964
Estate and financial planning	8,500	8,500	8,500	8,500	8,500
Split-dollar life insurance coverage	267,066	195,000	114,549	110,661	83,826
Cash value of benefits under restricted stock plan	571,317	174,353	207,479	225,269	142,045
Accelerated SERP restricted stock	1,219,178	184,146	335,938	417,230	231,221
Accelerated PARS, PERS and SARs	5,850,113	1,533,543	1,912,955	1,912,955	1,533,543
Accelerated stock options	533,625	149,825	184,100	184,100	149,825
Outplacement assistance	20,700	20,700	20,700	20,700	20,700
Excise taxes	4,474,435	1,518,899	1,946,757	1,927,009	1,554,457

Total	$18,281,898	$5,716,930	$7,352,942	$7,428,388	$5,791,081

Change in Control Only
Accelerated SERP restricted stock	$1,219,178	$184,146	$335,938	$417,230	$231,221
Accelerated PARS, PERS and SARs	5,850,113	1,533,543	1,912,955	1,912,955	1,533,543
Accelerated stock options	533,625	149,825	184,100	184,100	149,825
Excise taxes	0	0	0	0	0

Total	$7,602,916	$1,867,514	$2,432,993	$2,514,285	$1,914,589

Payments upon Retirement

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s voluntary retirement after attaining age 55 and completing five years of consecutive service the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our common stock on May 31, 2007 and the exercise prices for the SARs for which vesting is accelerated.

Treatment of PERS Awards.  Under the terms of the performance-earned restricted stock (PERS) and escrow agreements, in the event of the executive’s voluntary retirement after attaining age 55 and completing at least five years of consecutive service with the company the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, upon (a) the later of the executive’s attainment of age 55 or the fifth anniversary of the May 31 immediately before the date of the restricted stock grant or (b) the executive’s retirement on or after the age of 65 the restrictions on restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s voluntary retirement after attaining the age of 55 and completing at least five years of consecutive service with the company unvested stock options will become immediately exercisable. The amounts set forth in the table for stock options reflect the difference between the closing price of our common stock on May 31, 2007 and the exercise prices for each option for which vesting is accelerated.

Payments upon Death

Non-Equity Incentive Compensation.  Under the terms of the employment agreements, in the event of the executive’s death, the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs, and (b) the annual incentive compensation for the most recently completed fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year of the company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs.  Under the terms of the stock appreciation rights agreement under which SARs were granted, in the event of the executive’s death all unvested SARs will become immediately exercisable. The amounts set forth in the table for SARs reflect the difference between the closing price of our common stock on May 31, 2007 and the exercise prices for the SARs for which vesting is accelerated.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s death the restrictions on restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Treatment of PARS.  Under the terms of the 2002 Performance Accelerated Restricted Stock Plan, in the event of the executive’s death restrictions on PARS will lapse. The amounts set forth in the table for PARS reflect the number of PARS for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of the executive’s death unvested stock options will become immediately exercisable. The amounts set forth in the table for stock options reflect the difference between the closing price of our common stock on May 31, 2007 and the exercise prices for each option for which vesting is accelerated.

Payments upon Disability

Non-Equity Incentive Compensation.  Under the terms of the employment agreements, in the event of the executive’s disability the executive is entitled to receive any earned incentive compensation. Earned incentive compensation is calculated as the sum of (a) any incentive compensation payable but not yet paid for the fiscal year preceding the fiscal year in which the termination date occurs and (b) the annual incentive compensation for the most recently completed fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year of the company that have expired prior to the termination date and the denominator of which is 365.

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of the executive’s disability the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our common stock on May 31, 2007 and the exercise prices for the SARs for which vesting is accelerated.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of the executive’s disability the restrictions on restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Treatment of PARS.  Under the terms of the 2002 Performance Accelerated Restricted Stock Plan, in the event of the executive’s disability restrictions on PARS will lapse. The amounts set forth in the table for PARS reflect the number of PARS for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Payments upon Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with RPM prior to being eligible for retirement or upon termination for cause.

Payments upon Involuntary Termination Without Cause and not within Two Years of a Change in Control

Under the terms of the each named executive officer’s employment agreement, in the event that the executive is terminated without cause and the termination does not occur during a two-year period following a change in control, the executive would be entitled to the following:

•	a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus, for Mr. Frank Sullivan, three times the sum of, and for the other named executive officers, two times the sum of: (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) the highest annual incentive compensation received by the executive in the five years prior to the termination date;

•	continuation of health and welfare benefits for three years for Mr. Frank Sullivan, and for two years for the other named executive officers;

•	estate and financial planning services for a period of six months;

•	continuation of split-dollar life insurance coverage for a period of three years for Mr. Frank Sullivan, and two years for the other named executive officers;

•	a lump sum amount equal to the cash value of three years for Mr. Frank Sullivan, and two years for the other named executive officers, of benefits that the executive would have received under the Restricted Stock Plan (as determined in accordance with the Restricted Stock Plan and the Company’s past practice and to be paid under the Restricted Stock Plan); and

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the 1997 Restricted Stock Plan.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods.

Payments upon Involuntary Termination Without Cause or Resignation for Good Reason within Two Years of a Change in Control

Under the terms of each named executive officer’s employment agreement, in the event that the executive is terminated without cause or resigns for good reason within two years following a change in control the executive would be entitled to the following:

•	a lump sum amount equal to the executive’s incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of (i) the greater of the executive’s annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and (ii) the highest annual incentive compensation received by the executive in the five years prior to the termination date;

•	continuation for a period of three years of health and welfare benefits;

•	estate and financial planning services for a period of one year;

•	a lump sum three year premium payment by the Company to the carrier on the split-dollar life insurance policy, with ownership of such policy also to be transferred to the executive at the cost of the Company;

•	a lump sum amount equal to the cash value of three years of benefits that the executive would have received under the Restricted Stock Plan (as determined in accordance with the Restricted Stock Plan and the Company’s past practice and to be paid under the Restricted Stock Plan);

•	the lapse of all transfer restrictions and forfeiture provisions on restricted stock awarded under the Restricted Stock Plan;

•	the lapse of transfer restrictions on any restricted stock awarded under the PARS Plan and on any awards under the Omnibus Plan;

•	outplacement assistance for two years following the change in control;

•	a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto;

•	interest on certain of the above payments if not made in a timely manner in accordance with the employment agreement; and

•	up to $500,000 in legal fees incurred by the executive in the event that, following a change in control, he may be caused to institute or defend legal proceedings to enforce his rights under the employment agreement.

The employment agreements provide that the Company will not be obligated to make the lump sum payments or provide the additional benefits described above unless the executive signs a release and waiver of claims and refrains from revoking, rescinding or otherwise repudiating the release of claims during certain time periods. In the table above, we have assumed that the Company timely made all payments and the executive did not incur legal fees.

Restrictive Covenants that Apply During and After Termination of Employment

Pursuant to the terms of the employment agreements, each of our named executive officers is subject to certain restrictive covenants that apply during and after their termination of employment. Each named executive officer is subject to a covenant not to disclose our confidential information during their term of employment with us and at all times thereafter. During their employment with us and for a period of two years thereafter our named executive officers are also subject to covenants not to (i) compete with us (or any of our subsidiaries) or (ii) solicit our employees or customers.

Payments upon a Change in Control Only

Treatment of SARs.  Under the terms of the stock appreciation rights agreements under which SARs were granted, in the event of a change in control the executive will be entitled to immediately exercise all unvested SARs. The amounts set forth in the table for SARs reflect the difference between the closing price of our common stock on May 31, 2007 and the exercise prices for the SARs for which vesting is accelerated.

Treatment of PERS Awards.  Under the terms of the performance-earned restricted stock (PERS) and escrow agreements under which PERS were granted, in the event of a change in control the restrictions on unvested PERS will lapse. The amounts set forth in the table for PERS reflect the number of PERS for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Treatment of SERP Restricted Stock.  Under the terms of the 2007 Restricted Stock Plan and the 1997 Restricted Stock Plan, in the event of a change in control the restrictions on restricted stock will lapse. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Treatment of PARS.  Under the terms of the 2002 Performance Accelerated Restricted Stock Plan, in the event of a change in control restrictions on PARS will lapse. The amounts set forth in the table for PARS reflect the number of PARS for which vesting is accelerated multiplied by the closing price of our common stock on May 31, 2007.

Treatment of Stock Options.  Under the terms of the stock option agreements under which stock options were awarded, in the event of a change in control unvested stock options will become immediately exercisable. The amounts set forth in the table for stock options reflect the difference between the closing price of our common stock on May 31, 2007 and the exercise prices for each option for which vesting is accelerated.

Excise Taxes.  The employment agreements provide that to the extent that any payment or distribution by the company for the benefit of the executive would be subject to any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, the executive will be entitled to a lump sum payment, or gross-up, equal to the amount of any excise tax imposed on the executive under Section 4999 of the Internal Revenue Code, or any similar state or local tax law, and any taxes, interest or penalties incurred with respect thereto.

DIRECTOR COMPENSATION

Director Compensation for Fiscal 2007

The following table sets forth information regarding the compensation of our non-employee directors for fiscal 2007. Neither Mr. Thomas C. Sullivan, our Chairman, nor Mr. Frank C. Sullivan, our President and Chief Executive Officer, receives any additional compensation for services as a director.

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)(1)	($)(2)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Dr. Max D. Amstutz(3)	43,500	38,458	0	0	0	0		81,958
Edward B. Brandon	65,500	38,458	0	0	0	0		103,958
Bruce A. Carbonari	54,000	38,458	0	0	0	2,500	(7)	94,958

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)(1)	($)(2)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

James A. Karman	55,000	34,430	0	0	0	0		89,430
Donald K. Miller	74,000	38,458	0	0	0	0		112,458
Frederick R. Nance(4)	14,500	0	0	0	0	0		14,500
William A. Papenbrock	64,000	38,458	0	0	0	2,500	(7)	104,958
Charles A. Ratner(5)	57,000	22,836	0	0	0	0		79,836
Thomas C. Sullivan(6)	0	0	0	0	0	602,688	(6)	602,688
William B. Summers	59,000	34,430	0	0	0	0		93,430
Dr. Jerry Sue Thornton(5)	55,000	38,458	0	0	0	0		93,458
Joseph P. Viviano(5)	64,500	38,458	0	0	0	0		102,958

(1)	Cash fees include fees for attending board and committee meetings in fiscal 2007 as well as the quarterly retainer amount for serving on the board and as the chair for a committee during fiscal 2007. These cash fee amounts have not been reduced to reflect a Director’s election to defer receipt of cash fees pursuant to the Deferred Compensation Plan. These deferrals are indicated in note (5) below.

(2)	The amounts set forth in this column reflect shares of restricted stock granted during 2007 and previous years under the 2003 Restricted Stock Plan for Directors. The amounts listed are equal to the compensation cost recognized during fiscal 2007 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”), except no assumptions for forfeitures were included. Additional information related to the calculation of the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2007 Annual Report to Stockholders.

For fiscal 2007, each Director who was a Director on October 5, 2006, other than Frank C. Sullivan and Thomas C. Sullivan, was granted 2,700 shares of restricted Common Stock. The aggregate grant date fair values computed in accordance with FAS 123R for the shares of restricted stock granted to these Directors during fiscal 2007 are as follows: Dr. Amstutz ($50,760), Mr. Brandon ($50,760), Mr. Carbonari ($50,760), Mr. Karman ($50,760), Mr. Miller ($50,760), Mr. Papenbrock ($50,760), Mr. Ratner ($50,760), Mr. Summers ($50,760), Dr. Thornton ($50,760) and Mr. Viviano ($50,760). Additional information related to the calculation of the compensation cost is set forth in Note E of the Notes to Consolidated Financial Statements of our 2007 Annual Report to Stockholders.

The unvested number of shares of restricted stock held by Directors under the 2003 Restricted Stock Plan for Directors at May 31, 2007 was as follows: Mr. Brandon (6,700), Mr. Carbonari (6,700), Mr. Karman (6,700), Mr. Miller (6,700), Mr. Papenbrock (6,700), Mr. Ratner (4,700), Mr. Summers (6,700), Dr. Thornton (6,700) and Mr. Viviano (6,700). Dr. Amstutz held 6,700 shares of restricted stock at his retirement date. Dividends are paid on shares of restricted common stock at the same rate as paid on our common stock that is not restricted. On October 31, 2006, shares of restricted stock awarded in 2003 vested and were delivered to the Directors.

(3)	Dr. Amstutz retired as a Director on January 26, 2007.

(4)	Mr. Nance began his term as a Director on January 26, 2007 following his election by the Board of Directors.

(5)	Mr. Ratner , Dr. Thornton and Mr. Viviano elected to defer payments of their Director fees paid under our Deferred Compensation Plan. Cash amounts deferred during fiscal 2007 were as follows: Dr. Thornton ($50,500), Mr. Ratner ($13,500) and Mr. Viviano ($59,625). These amounts were credited to a stock equivalent unit account under the Deferred Compensation Plan. The number of stock equivalent units (which includes accrued dividends thereon) held by these Directors under the Deferred Compensation Plan at May 31, 2007 were as follows: Mr. Ratner (581), Dr. Thornton (20,809) and Mr. Viviano (5,693). The cash value of the these stock equivalent units is included within the Fees Earned or Paid in Cash column and is excluded from the calculations in the Stock Awards column.

(6)	During fiscal 2007, Mr. Thomas C. Sullivan was a party to a consulting agreement with the Company which provided for the payment by the Company of monthly fees of $42,000 and use of reasonable off-site office space, use of a part-time administrative assistant, continued use of Mr. Sullivan’s current Company car, continued coverage under the Company’s health insurance plan, payment of certain club dues and continuation of financial planning services in consideration for his service as a consultant. Mr. Sullivan’s use of a part-time administrative assistant for fiscal 2007 has a value of approximately $50,000.

(7)	These amounts represent the dollar value of RPM matches of the Director’s charitable contributions made in accordance with our employee charitable contributions matching program. RPM matches a Director’s charitable contributions by up to $2,500 per year under this program, which is also available to RPM International Inc. employees.

In July 2006, following a management review of a comparison of compensation paid to the Company’s Directors in 2005 to the compensation paid to directors of peer group and other selected companies in the same year, the Compensation Committee concluded that the compensation paid to the Directors of the Company is not competitive with its peer group and other companies. Based on the results of the comparison, the Compensation Committee approved an increase in Director cash and equity compensation which was approved by the Board of Directors in July 2006. As a result, for fiscal year 2007, Directors who are not employees of or consultants to the Company received a quarterly fee of $12,500. In addition, the Audit Committee Chair received a quarterly fee of $3,750 and the Chair of each of the Compensation and Governance and Nominating Committees received a quarterly fee of $1,875. William A. Papenbrock attended all Committee meetings as acting secretary of each Committee through January 2007, and as such he received the same $1,000 fee per meeting attended as the members of the Committees. A non-employee or non-consultant Director who is not a member of a particular committee but who attends a committee meeting at the invitation or request of the Chief Executive Officer or the Chairman of the Committee receives $1,000 for attending the meeting in its entirety. With respect to equity compensation, Directors eligible to participate in the 2003 Plan were granted a number of shares of restricted stock under the 2003 Restricted Stock Plan in an amount approximately equal to the annual director fee of $50,000.

In order to create an appropriate compensation program for Directors and to bring total Board compensation to a competitive level, as well as to enhance the ability of the Company to recruit and retain Directors and further align interests of Directors with interests of stockholders, in October 2003 the Company’s stockholders adopted the 2003 Restricted Stock Plan for Directors that provides for the granting of shares of Common Stock to Directors who are not employees of or consultants to the Company. These grants are made annually on the date of the Annual Meeting of Stockholders. For fiscal 2007, each Director who was a Director on October 5, 2006, other than Frank C. Sullivan and Thomas C. Sullivan, was granted 2,700 shares of restricted Common Stock pursuant to the 2003 Restricted Stock Plan for Directors. Director Frederick R. Nance, who was elected a Director by the Board of Directors on January 26, 2007 to fill a vacancy on the Board, did not receive an award of restricted stock for fiscal 2007.

Our Directors also participate in our employee charitable contributions matching program, under which we match the Director’s charitable contributions by up to $2,500 per year.

During fiscal 2007, Mr. Thomas C. Sullivan was a party to a consulting agreement with the Company which provided for the payment by the Company of monthly fees of $42,000 and certain other benefits. Pursuant to the terms of a Succession and Post-Retirement Consulting letter agreement entered into in April 2002, between Thomas C. Sullivan and the Company (the “Sullivan Consulting Agreement”), Mr. Sullivan stepped down from his position as the Chief Executive Officer of the Company effective as of October 11, 2002, and retired as an employee of the Company effective as of January 1, 2003. Mr. Sullivan, however, continues to serve as Chairman of the Board and as a member of the Board of Directors. The Sullivan Consulting Agreement expired by its terms on May 31, 2005 and was extended on June 8, 2005 (the “Extended Sullivan Consulting Agreement”). Under the Extended Sullivan Consulting Agreement, Mr. Sullivan does not participate in any of the Company’s benefit plans, except as provided by law or as governed by the terms of the benefit plans themselves or by the terms of the Extended Sullivan Consulting Agreement. The Extended Sullivan Consulting Agreement provides that effective June 1, 2005 and continuing through May 31, 2007, Mr. Sullivan will serve the Company in a consulting capacity, providing assistance in the area of corporate development such as identifying and introducing the Company to possible merger candidates and assisting in the consummation of such transactions. During the 24-month consulting period, Mr. Sullivan was entitled to monthly payments of $42,000, use of reasonable off-site office space, use of a part-time administrative assistant, continued use of Mr. Sullivan’s current Company car, continued coverage under the Company’s health insurance plan, payment of certain club dues and continuation of financial planning services in consideration for his service as a consultant.

The Extended Sullivan Consulting Agreement expired by its terms on May 31, 2007 and was extended effective June 1, 2007 (the “Fiscal 2008 Sullivan Consulting Agreement”). Under the Fiscal 2008 Sullivan Consulting Agreement, Mr. Sullivan does not participate in any of the Company’s benefit plans, except as provided by law or as governed by the terms of the benefit plans themselves or by the terms of the Fiscal 2008 Sullivan Consulting Agreement. The Fiscal 2008 Sullivan Consulting Agreement provides that effective June 1, 2007 and continuing through May 31, 2008, Mr. Sullivan will serve the Company in a consulting capacity, providing assistance in the area of corporate development such as identifying and introducing the Company to possible merger candidates and assisting in the consummation of such transactions. During the 12-month consulting period, Mr. Sullivan will be entitled to monthly payments of $25,000, use of a part-time administrative assistant, continued use of Mr. Sullivan’s current Company car, continued coverage under the Company’s health insurance plan, payment of certain club dues and continuation of financial planning services in consideration for his service as a consultant.

RELATED PERSON TRANSACTIONS

The Related Person Transaction Policy of the Board of Directors ensures that the Company’s transactions with certain persons are not inconsistent with the best interests of the Company. A “Related Person Transaction” is a transaction with the Company in an amount exceeding $120,000 in which a Related Person has a direct or indirect material interest. A Related Person includes the executive officers, directors, and five percent stockholders of the Company, and any immediate family member of such a person. Under the Related Person Transaction Policy, Company management screens for any potential Related Person Transactions, primarily through the annual circulation of a Directors and Officers Questionnaire to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Exchange Act. If Company management identifies a Related Person Transaction, such transaction is brought to the attention of the Audit Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

Thomas C. Sullivan, Jr., the brother of Mr. Frank C. Sullivan and son of Mr. Thomas C. Sullivan, is a Director of Corporate Development for the Company and earned $263,000 in salary and annual bonus in fiscal 2007. He also received equity awards. Thomas C. Sullivan, Jr., has been employed by the Company or its subsidiaries for more than 20 years. His compensation is commensurate with his peers.

As described above, Thomas C. Sullivan, the father of Mr. Frank C. Sullivan, is party to a consulting agreement with the Company. See, “Director Compensation” for more information.

FORWARD-LOOKING STATEMENTS

Some of the amounts set forth in this proxy statement in the disclosure regarding executive and director compensation are “forward-looking statements” within the meaning of the federal securities laws. These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of such future amounts, as well as the estimated value at May 31, 2007 of awards the vesting of which will depend on performance over future periods. Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict. In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the date of termination of employment, applicable tax rates and other assumptions. In estimating the year-end values of unvested awards, we were required to make certain assumptions about the extent to which the performance or other conditions will be satisfied and, accordingly, the rate at which those awards will ultimately vest and/or payout. Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of Common Stock authorized or available for issuance under the Company’s equity compensation plans as of May 31, 2007.

Number of securities
			Weighted-	remaining available
	Number of securities		average exercise	for future issuance
	to be issued upon		price of	under equity
	exercise of		outstanding	compensation plans
	outstanding options,		options, warrants	(excluding securities
Plan Category	warrants and rights		and rights	reflected in column (a))
	(a)		(b)	(c)(1)
Equity compensation plans approved by stockholders	4,028,257	(2)	$13.87	4,958,000
Equity compensation plans not approved by stockholders(3)	—		—	—

Total	4,028,257		$13.87	4,958,000

(1)	Includes 4,031,400 shares available for future issuance under the Company’s Omnibus Equity and Incentive Plan of which 1,971,400 shares may be subject to full value awards such as restricted stock, 515,200 shares available for future issuance under the Company’s 2002 Performance Accelerated Restricted Stock Plan and 411,400 shares available for future issuance under the Company’s 2003 Restricted Stock Plan for Directors. The 1997 Restricted Stock Plan expired by its terms on May 31, 2007. Consequently, as of May 31, 2007, no shares were available for future issuance under that plan. On June 1, 2007, the 2007 Restricted Stock Plan, which was approved by stockholders at the 2006 Annual Meeting of Stockholders, became effective. Consequently, as of June 1, 2007, 1,000,000 shares were available for future issuance under that plan. On July 17, 2007, the PARS Plan terminated. Consequently, as of July 17, 2007, there were no shares available for future issuance under the PARS Plan.

(2)	At May 31, 2007, 921,500 SARs were outstanding at a weighted-average grant price of $18.12. The number of shares to be issued upon exercise will be determined at exercise based on the difference between the grant price and the market price at the date of exercise. Accordingly, no such shares have been included in this total.

(3)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 2007, except for the inadvertent late filing by James A. Karman to report a private sale on April 19, 2007 which was subsequently reported on Form 5.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent registered public accounting firm. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2007.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended May 31, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the auditor’s independence.

As described below under the heading “Proposal Three — Ratification of Independent Registered Public Accounting Firm,” the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of the Board of Directors as of July 16, 2007.*

Donald K. Miller, Chairman
William A. Papenbrock
William B. Summers, Jr.

*	On July 17, 2007, the Board of Directors appointed Mr. James A. Karman to serve as a member of the Audit Committee.

PROPOSAL TWO

APPROVAL AND ADOPTION OF RPM INTERNATIONAL INC.
AMENDED AND RESTATED 1995 INCENTIVE COMPENSATION PLAN

Q:	WHAT AM I VOTING ON?

A:	A proposal to approve and adopt the RPM International Inc. Amended and Restated 1995 Incentive Compensation Plan (the “Amended and Restated 1995 Plan”).

Q:	WHAT IS THE AMENDED AND RESTATED 1995 PLAN?

A:	The Amended and Restated 1995 Plan amends and restates the RPM International Inc. 1995 Incentive Compensation Plan (referred to within this description of Proposal Two as the “1995 Plan”) which was approved by the Compensation Committee in August 1995 and by stockholders in October 1995. The Amended and Restated 1995 Plan provides for the granting of annual cash incentive awards to those employees who in any respective fiscal year are “covered employees” for purposes of Internal Revenue Code Section 162(m) (“Covered Employees”), currently the Chief Executive Officer and the other three most highly compensated officers of the Company, excluding the Chief Financial Officer. The Amended and Restated 1995 Plan is designed to promote the interests of the Company and its stockholders by attracting and retaining officers who are key employees of the Company; motivating such officers by reason of performance-related incentives to achieve the Company’s performance goals; enabling such officers to participate in the growth and financial success of the Company; and, by qualifying the cash incentive awards as “performance-based” compensation under Internal Revenue Code Section 162(m), assuring that the Company will continue to be able to deduct cash incentive awards paid to the Covered Employees. The Amended and Restated 1995 Plan allows the Company to deduct aggregate cash incentive awards paid to the Covered Employees up to the amount of the maximum aggregate cash incentive award pool. The Amended and Restated 1995 Plan provides for a maximum aggregate cash incentive award pool of 1.5% of pre-tax income, which is income before income taxes as shown on the Company’s audited financial statements. The aggregate cash incentive award pool will be adjusted to exclude the impact of certain charges and credits specified in the Amended and Restated 1995 Plan, such as restructuring, asbestos and other similar charges and credits that are not central to the Company’s operations.

At the 2006 Annual Meeting of Stockholders, the stockholders approved the adoption of the 2007 Incentive Compensation Plan (the “2007 Plan”). Although originally thought to provide more flexibility, in practice the Compensation Committee determined that the 2007 Plan was not a good fit for the Company’s overall compensation program. Consequently, if the stockholders approve the Amended and Restated 1995 Plan, the Board of Directors will terminate the 2007 Plan and the Amended and Restated 1995 Plan will be utilized as the primary annual cash incentive program for the Covered Employees.

Q:	HOW DOES THE AMENDED AND RESTATED 1995 PLAN DIFFER FROM THE 1995 PLAN?

A:	The Amended and Restated 1995 Plan generally updates the 1995 Plan and includes changes to address the following major items: changes to Internal Revenue Service interpretations of the term “covered employee” under Internal Revenue Code Section 162(m), changes required by Internal Revenue Code Section 409A, changes to the calculation of the aggregate bonus pool and changes to the maximum award that may be received by any individual in any fiscal year.

Q:	HOW WAS THE AMENDED AND RESTATED 1995 PLAN CHANGED WITH RESPECT TO THE TERM “COVERED EMPLOYEE”?

A:	The Amended and Restated 1995 Plan changes the definition of “Covered Employee” in response to guidance issued by the Internal Revenue Service regarding its determination of who is a “covered employee” for purposes of Internal Revenue Code Section 162(m). A “Covered Employee” under the

Amended and Restated 1995 Plan is any individual who is a “covered employee” under Internal Revenue Code Section 162(m) as interpreted in Internal Revenue Service guidance.

Q:	WHAT CHANGES WERE REQUIRED BY INTERNAL REVENUE CODE SECTION 409A?

A:	The 1995 Plan did not address the nonqualified deferred compensation rules of Internal Revenue Code Section 409A or the final Treasury Regulations thereunder. The Amended and Restated 1995 Plan specifies that the plan and the awards under the plan are intended either to be exempt from, or to comply with, Internal Revenue Code Section 409A. Additionally, the timing of payment of awards under the Amended and Restated 1995 Plan was revised to require that awards be paid no later than the fifteenth day of the third month following the end of the later of the Covered Employee’s taxable year or the Company’s fiscal year.

Q:	WHAT CHANGES WERE MADE TO THE CALCULATION OF THE AGGREGATE CASH INCENTIVE AWARD POOL?

A:	Like the 1995 Plan, the aggregate cash incentive award pool under the Amended and Restated 1995 Plan equals a percentage of pre-tax income, which is income before income taxes as shown on the Company’s audited financial statements. Unlike the 1995 Plan, the Amended and Restated 1995 Plan provides that the aggregate cash incentive award pool will be adjusted to exclude the impact of certain specified charges and credits, such as restructuring, asbestos and other similar charges and credits that are not central to the Company’s operations. The Board considers this change necessary to achieve the purposes of the Amended and Restated 1995 Plan. The Board believes that it is necessary to exclude the impact of charges and credits unrelated to operating performance from the aggregate cash incentive award pool because despite the positive operating performance of the Company, in two of the last five fiscal years the maximum aggregate cash incentive award pool has been diminished by the inclusion of restructuring and asbestos charges. For example, for the fiscal year ended May 31, 2006, the Company’s reported pre-tax loss was $122.5 million (after giving effect to a special asbestos charge of $380.0 million). As a result, the cash incentive award pool was zero. However, the Compensation Committee determined to award cash incentive payments based upon pre-tax income of $257.5 million excluding the asbestos charge. As a result, a portion of the payment made to Mr. Frank C. Sullivan was not deductible under Internal Revenue Code Section 162(m). The Compensation Committee determined the awarding of cash incentive compensation to be fair to the Covered Employees given the nature of the special charge and the positive operating results of the Company as a result of the solid performance of the Covered Employees. However, as has been the practice of the Company in recent years, the Compensation Committee did not award the Covered Employees the maximum cash incentive pool which could have been awarded. Cash incentives actually awarded to the Covered Employees totaled $2.525 million compared to the maximum amount of $3.862 million based upon 1.5% of $257.5 million.

Q:	HOW WILL THE CHANGE TO THE CALCULATION OF THE AGGREGATE CASH INCENTIVE AWARD POOL PRESERVE FOR THE COMPANY THE MAXIMUM TAX DEDUCTION OF ANNUAL CASH INCENTIVE AWARDS PAID TO THE COVERED EMPLOYEES?

A:	Internal Revenue Code Section 162(m) allows the Company to deduct cash incentive awards paid to the Covered Employees pursuant to the Amended and Restated 1995 Plan. However, as explained above, the Board has found the maximum aggregate cash incentive award pool under the 1995 Plan to be inadequate to fairly compensate and motivate the Covered Employees in fiscal years in which the Company is subject to certain charges or other events that are unrelated to operating performance. The Amended and Restated 1995 Plan excludes the impact of certain specified charges and credits, such as restructuring, asbestos and other similar charges and credits that are not central to the Company’s operations when determining the aggregate cash incentive award pool. Thus, if the stockholders vote to approve and adopt the Amended and Restated 1995 Plan, the Company will be entitled to deduct aggregate cash incentive awards paid to the Covered Employees up to an amount equal to 1.5% of the Company’s pre-tax income excluding the charges and credits described above.

Q:	WHAT CHANGES WERE MADE TO THE LIMITATIONS ON INDIVIDUAL AWARDS?

A:	The Amended and Restated 1995 Plan provides that the maximum award an individual may receive in any fiscal year is $2 million. The $1.5 million limitation that applied to each individual award under the 1995 Plan had not been updated since it was originally established in 1995.

Q:	HOW IS THE AMENDED AND RESTATED 1995 PLAN ADMINISTERED?

A:	Within the first ninety days of each fiscal year, the Compensation Committee is required to determine in writing the portion of the aggregate cash incentive award pool that each Covered Employee may receive in respect of such fiscal year. At the end of each fiscal year, the Compensation Committee calculates the aggregate cash incentive award pool based on the Company’s audited pre-tax income, as adjusted pursuant to the plan, and each individual Covered Employee’s cash incentive award payout amount. In its discretion, the Compensation Committee may reduce or eliminate a Covered Employee’s cash incentive award, based solely on individual performance. The exercise of such discretion will not increase the compensation payable to any other participant.

Q:	WHAT WILL HAPPEN IF THE STOCKHOLDERS DO NOT VOTE TO APPROVE AND ADOPT THE AMENDED AND RESTATED 1995 PLAN?

A:	If the stockholders do not vote to approve and adopt the Amended and Restated 1995 Plan and the Company achieves its performance goals, the Board of Directors may grant cash incentive awards to Covered Employees from a cash incentive pool of up to 1.5% of the Company’s pre-tax income without adjustment for charges and credits that are not central to the Company’s operations. However, the Company will not be entitled to deduct such payments pursuant to Internal Revenue Code Section 162(m) to the extent the payments exceed in the aggregate 1.5% of the Company’s adjusted pre-tax income and a Covered Employee’s aggregate annual compensation exceeds $1 million. As a result of this example, the Company will pay more taxes, but there will be no impact on Covered Employees.

Q:	WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT AMENDED AND RESTATED 1995 PLAN?

A:	The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote on the proposal to approve and adopt the Amended and Restated 1995 Plan and either present in person or by proxy, is required for the adoption of the Amended and Restated 1995 Plan. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and will have no effect on its outcome.

Q:	WHERE CAN I FIND A COPY OF THE AMENDED AND RESTATED 1995 PLAN?

A:	A copy of the Amended and Restated 1995 Plan is attached hereto as Appendix A.

Our Board of Directors unanimously recommends a vote FOR Proposal Two to approve and adopt the RPM International Inc. Amended and Restated 1995 Incentive Compensation Plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the current year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent auditors. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders. The affirmative vote of a majority of the shares voting on this proposal is required for ratification.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended May 31, 2007.

Our Board of Directors unanimously recommends a vote FOR Proposal Three to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008.

Effective June 23, 2005, the Company received notification that its principal independent registered public accountant, Ciulla, Smith & Dale, LLP, was declining to stand for re-election after completion of the Company’s fiscal 2005 audit and the audit relationship with Ciulla, Smith & Dale, LLP terminated as of August 15, 2005, the date on which the Company filed its Annual Report on Form 10-K for the fiscal year ended May 31, 2005.

Ciulla, Smith & Dale, LLP’s reports on the Company’s financial statements for each of the fiscal years ended May 31, 2005 and May 31, 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Ciulla, Smith & Dale, LLP’s report on management’s assessment of internal control over financial reporting for the fiscal year ended May 31, 2005 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty or audit scope. During the two fiscal years ended May 31, 2005 and May 31, 2004 and through August 15, 2005, there have been no disagreements between the Company and Ciulla, Smith & Dale, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ciulla, Smith & Dale, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

On June 23, 2005, the Company announced that it was engaging Ernst & Young LLP as its principal independent registered public accounting firm for fiscal 2006. There were no consultations during the two fiscal years ended May 31, 2005 and through June 23, 2005 by the Company with Ernst & Young LLP regarding (1) the application of accounting principles to any transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The decision to engage Ernst & Young LLP was made by the Company’s Audit Committee.

Independent Registered Public Accounting Firm Services and Related Fee Arrangements

During the fiscal years ended May 31, 2007 and 2006, various audit services and non-audit services were provided to the Company by Ernst & Young LLP. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

	May 31,
	2007	2006

Audit Fees	$4,619,000	$3,770,000
Audit Related Fees	—	—
Tax Services	565,000	902,000
All Other Fees	—	—

Total Fees	$5,184,000	$4,672,000

Audit Fees:  The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended May 31, 2007 and 2006 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2007 and 2006 were $4,619,000 and $3,770,000, respectively.

Tax Fees:  The aggregate fees relating to tax compliance, advice and planning paid to Ernst & Young LLP were $565,000 and $902,000 for the fiscal years ended May 31, 2007 and 2006, respectively. The Company’s former independent registered public accounting firm, Ciulla, Smith & Dale, LLP, was retained for preparation of the Company’s federal, state and local income tax returns and received fees of $362,000 and $390,000 during fiscal years 2007 and 2006, respectively.

All Other Fees:  No other fees were billed by Ernst & Young LLP in fiscal years 2007 and 2006.

As part of the fiscal 2006 audit firm transition process whereby Ernst & Young LLP was engaged as the Company’s principal independent registered public accounting firm, several foreign audit firms (principally in Europe) continued as the statutory audit firms for the Company under previous multi-year engagement agreements. Essentially all such agreements terminated during fiscal 2006 and 2007, and were not renewed. In connection with these agreements, in fiscal 2007 the Company paid aggregate audit and audit related fees of approximately $230,000 and fees for tax services of approximately $267,000; in 2006, the comparable fees paid were $619,000 and $205,000, respectively.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any stockholder proposal intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company’s Secretary at its principal executive offices not later than April 22, 2008 for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

The Company may use its discretion in voting Proxies with respect to stockholder proposals not included in the Proxy Statement for the fiscal year ended May 31, 2008, unless the Company receives notice of such proposals prior to July 6, 2008.

OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

Edward W. Moore, Secretary
RPM International Inc.
P.O. Box 777
Medina, Ohio 44258

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors.

Edward W. Moore
Secretary

August 20, 2007

Appendix A

RPM INTERNATIONAL INC.
AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN
(Effective as of October 4, 2007)

Section 1.  Purpose.  The purpose of the RPM International Inc. Incentive Compensation Plan (the “Plan”) is to provide incentives for specified key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of RPM International Inc. (the “Company”) and its subsidiaries.

Section 2.  Definitions.  For purposes of the Plan, the following terms shall have the meanings indicated:

(a) “Aggregate Bonus Pool” shall mean, with respect to any Fiscal Year, an amount equal to one and one-half percent (1.5%) of the Income Before Income Taxes.

(b) “Applicable Law” shall mean 26 U.S.C. section 162(m) and regulations, rulings and notices promulgated thereunder by an agency of the federal government.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Bonus Award” shall mean the amount payable to a Covered Employee under the Plan in respect of any Fiscal Year.

(e) “Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan; provided however, that in any event the Committee shall be comprised of two or more directors each of whom shall be an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange, a “non-employee director” as defined in SEC Rule 16b-3 and an “outside director” under Applicable Law.

(f) “Covered Employee” shall mean, in respect of any Fiscal Year, an individual who is a covered employee under Applicable Law.

(g) “Fiscal Year” shall mean any fiscal year of the Company.

(h) “Income Before Income Taxes” shall mean, for any Fiscal Year, income before taxes as shown on the Company’s consolidated financial statements as audited by the Company’s independent registered public accounting firm.

(i) “Plan” shall mean the RPM International Inc. Incentive Compensation Plan as set           forth in this document and as may be amended from time to time.

Section 3.  Administration

(a) Committee.  The Plan shall be administered by the Committee.

(b) Committee Authority.  The Committee may establish such rules, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule so established. The Committee shall, subject to the provisions of the Plan, have sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority and discretion to: (i) determine the persons who are Covered Employees and select the Covered Employees who participate in the Plan, (ii) determine when Bonus Awards shall be granted, (iii) determine the portion of the Aggregate Bonus Pool subject to each Bonus Award, (iv) determine the terms and conditions of each Bonus Award, (v) make any adjustments pursuant to Section 4(b), and (vi) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, an Award and related documents.

(c) Committee Determinations.  All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by all of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Committee pursuant thereto shall be final, conclusive and binding on all persons, including the Covered Employees (and their heirs, legatees, beneficiaries, personal representatives, successors, permitted assigns or anyone else claiming through them), the Company, its subsidiaries and its stockholders.

Section 4.  Bonus Awards.

(a) Determination of Bonus Awards.  Subject to the next sentence, the Bonus Award of any Covered Employee for any Fiscal Year shall be such percentage share of the Aggregate Bonus Pool as determined in writing by the Committee no later than the ninetieth day of such Fiscal Year. Notwithstanding the preceding sentence:

(i) the sum of the Bonus Awards of all Covered Employees for any Fiscal Year shall not exceed the Aggregate Bonus Pool for the Fiscal Year;

(ii) the Bonus Award of any Covered Employee may be less (but not more) than the amount otherwise established under this Section 4(a) if, at any time prior to informing the Covered Employee of his Bonus Award, the Committee in its sole discretion so determines; and

(iii) in no event shall a Bonus Award exceed $2,000,000.

(b) Adjustment to Aggregate Bonus Pool.  Notwithstanding anything in this Plan to the contrary, the Aggregate Bonus Pool shall be adjusted to reflect any of the following events that may occur during the Fiscal Year that are not central to the Company’s operations: (i) asset gains or losses; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary, unusual, non-recurring or non-cash items.

(c) Payment of Bonus Awards.  Bonus Awards shall be paid no later than the 15th day of the third month following the end of the later of the Company’s Fiscal Year or the Covered Employee’s taxable year.

(d) Certification of Bonus Awards.  Prior to paying any Bonus Award in respect of any Fiscal Year, the Committee shall certify in writing to the Board the amount of such Bonus Award and that such Bonus Award was determined in accordance with the terms of the Plan. For this purpose, a schedule of Bonus Awards as approved by the Committee and delivered to the Board shall be treated as a written certification.

Section 5.  Effective Date and Stockholder Approval.  This amended and restated Plan shall become effective for the Fiscal Year commencing on June 1, 2007; provided, however, that the amended and restated Plan shall be of no force and effect unless it is approved by the Company’s stockholders as provided under Applicable Law at the Company’s 2007 annual meeting of stockholders. If such approval is not obtained, the RPM International Inc. Incentive Compensation Plan will continue in effect without regard to the changes hereunder.

Section 6.  General Provisions.

(a) No Assignment.  No portion of any Bonus Award may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereto.

(b) Tax Withholding.  All payments of Bonus Awards shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with the Company’s customary procedures.

(c) No Additional Rights.  A Covered Employee shall not have any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Covered Employee or to terminate any arrangement pursuant to which such Covered Employee provides services to the Company or a subsidiary is specifically reserved.

(d) Liability.  The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent registered public accounting firm of the Company. No member of the Board or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(e) Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only to designated individuals including Covered Employees.

(f) Code Section 409A.  It is intended that this Plan and the Bonus Awards hereunder either be exempt from, or comply with, Internal Revenue Code Section 409A, and this Plan shall be so construed and administered. In the event that the Company reasonably determines that any Bonus Awards payable under this Plan may be subject to taxation under Section 409A, the Company, after consultation with the Covered Employee(s), shall have the authority to adopt, prospectively or retroactively, such amendments to this Plan or to take any other actions it determines in its sole discretion is necessary or appropriate to: (i) exempt the Bonus Awards payable under this Plan from Section 409A; or (ii) comply with the requirements of Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan and the Company shall have no responsibility for tax consequences to a Covered Employee (or his or her beneficiary) resulting from the terms or operation of this Plan (whether or not such tax consequences were expected or foreseeable as of the date of the Plan and any agreement hereunder).

Section 7.  Amendment and Termination of the Plan.  The Board may at any time terminate, in whole or in part, or from time to time, amend the Plan; provided, subject to Sections 3(b) & (c) and 4(a)(ii), that no such amendment or termination shall adversely affect the rights of any Covered Employee with respect to the Bonus Awards announced by the Committee without the Covered Employee’s written consent. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 7. Any amendment to this Plan shall be approved by this Company’s stockholders if required under Applicable Law.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date Yes No VOTE ON PROPOSALS For address changes and/or comments, please check this box and write them on the back where indicated. 2. APPROVE AND ADOPT THE RPM INTERNATIONAL INC. AMENDED AND RESTATED 1995 INCENTIVE COMPENSATION PLAN. Please indicate if you plan to attend this meeting. 3. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS RPM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MAY 31, 2008. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to RPM International Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by RPM International Inc. in mailing proxy materials, you can consent to receiving all future Proxy Statements, Proxy Cards and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please check the appropriate box on the proxy card or follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. RPM INTERNATIONAL INC. C/O NATIONAL CITY BANK P.O. BOX 92301 CLEVELAND, OHIO 44193-0900 RPM INTERNATIONAL INC. RPMIN1 1. ELECTION OF DIRECTORS (01) David A. Daberko (02) William A. Papenbrock
(03) Frank C. Sullivan (04) Thomas C. Sullivan VOTE ON DIRECTORS THE RPM BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES AND PROPOSALS. For Against Abstain In their discretion, to act on any other matter or matters which may properly come before the meeting. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Yes No CONSENT TO ELECTRONIC DELIVERY By checking the box to the right, I consent to receive Proxy Statements and Annual Reports electronically via the Internet instead of in the mail. The Company will not distribute printed materials to me for future stockholder meetings unless I request them or revoke my consent and will notify me when and where its Proxy Statements and Annual Reports are available on the Internet.

DIRECTIONS TO THE HOLID HOLIDAY Y INN SELECT STRONGSVILLE 15471 Royalton Road, Strongsville, OH Phone: (440) 238-8800 FROM CLEVELAND AND POINTS NORTH (INCLUDING HOPKINS AIRPORT) I-71 South to the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side. FROM THE OHIO TURNPIKE EAST AND WEST Ohio Turnpike (I-80) to I-71 South (exit 161). Exit at the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side. FROM THE EAST I-480 West to I-71 South. Exit at the North Royalton exit (#231A). Cross over bridge and the hotel is on the right hand side. FROM THE SOUTH I-71 North to the Strongsville exit (#231). Turn right at end of ramp and hotel is on the right hand side.
RPM INTERNATIONAL INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS ON THE REVERSE SIDE. The undersigned hereby appoints DONALD K. MILLER and P. KELLY TOMPKINS, and each of them, as Proxy holders, with full power of substitution, to appear and vote as designated on the reverse side all of the shares of Common Stock of RPM International Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 4, 2007 at 2:00 P.M. EDT, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given. IF A SIGNED PROXY CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE
REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSALS TWO AND THREE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. This Proxy Card also instructs Wachovia Bank, N.A. as Trustee of RPM International Inc. 401(k) Trust and Plan and Union 401(k) Trust and Plan, to vote in person or by Proxy at the Annual Meeting of Stockholders, all the shares of Common Stock of RPM International Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the reverse side hereof. Wachovia Bank, N.A. will vote the shares represented by this Proxy Card that is properly completed, signed, and received by Wachovia Bank, N.A. before 5:00 p.m. EDT on October 1, 2007. Please note that if this Proxy Card is not properly completed and signed, or if it is not received by the Trustee as indicated above, shares allocated to a participant’s account will not be voted. Wachovia Bank, N.A. will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements. Wachovia Bank, N.A. makes no recommendation regarding any voting instruction. PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. ELECTRONIC ACCESS TO FUTURE DOCUMENTS AVAILABLE The Company has the option of providing its Proxy Statements and Annual Reports over the Internet. If you have not done so in prior years, you may give your consent to receive these documents via the Internet and we will advise you when these documents become available. Once you give your consent, it will remain in effect until you notify the Company in writing by mail that you wish to resume mail delivery of the Proxy Statements and Annual Reports. Even if you give your consent, you will have the right to request copies of these documents at any time by mail. You will be responsible for costs associated with Internet usage, such as telephone charges and access fees. To give your consent, if you have not done so in prior years, please check the appropriate box located at the bottom of the reverse side of this card. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)